As Filed with the Securities and Exchange Commission on September 6, 2005

Registration No. 333-121562

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMPAC MORTGAGE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	33-0675505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1401 Dove Street

Newport Beach, California 92660

(949) 475-3600

(Address including zip code and telephone number, including area code, of registrant’s principal executive offices)

Ronald M. Morrison

General Counsel

Impac Mortgage Holdings, Inc.

1401 Dove Street

Newport Beach, California 92660

(949) 475-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Thomas J. Poletti, Esq.

Katherine J. Blair, Esq.

Kirkpatrick & Lockhart Nicholson Graham LLP

10100 Santa Monica Blvd., 7th Floor

Los Angeles, CA 90067

Telephone (310) 552-5000

Facsimile (310) 552-5001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEES

Title Of Each Class Securities To Be Registered(1)	Amount to be Registered(2)(5)	Proposed Maximum Offering Price Per Unit(3)(4)(5)	Maximum Proposed Aggregate Offering Price(3)(6)	Amount of Registration Fee
Common Stock, $.01 par value (7)
Preferred Stock, $.01 par value
Senior Debt Securities
Subordinated Debt Securities
Warrants to purchase Common Stock $.01 par value
Warrants to purchase Preferred Stock, $.01 par value
Warrants to purchase Debt Securities
Units
Total	$1,000,000,000	100%	$1,000,000,000	$117,700*

*	Previously paid.
(1)	This registration statement also covers (i) Preferred Stock, Common Stock and Debt Securities that may be issued upon exercise of Warrants and (ii) such indeterminate amount of securities as may be issued in exchange for or upon conversion of, as the case may be, the securities registered hereunder. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $1,000,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater principal amount as shall result in an aggregate initial offering price of $1,000,000,000.
(3)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and exclusive of accrued interest, if any.
(4)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.
(5)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.
(6)	Includes consideration to be received by us for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.
(7)	Each share of common stock includes a right to purchase one one-hundredth of a share of the registrant’s Series A Junior Participating Preferred Stock, par value $0.01 per share. The rights to purchase shares of the registrant’s Series A Junior Participating Preferred Stock are attached to and trade with the shares of the registrant’s common stock being registered hereby. Value attributed to such rights, if any, is reflected in the market price of the registrant’s common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 6, 2005

PROSPECTUS

$1,000,000,000

IMPAC MORTGAGE HOLDINGS, INC.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

AND

UNITS

Impac Mortgage Holdings, Inc. may sell to the public common stock, preferred stock, debt securities, warrants to purchase common stock, warrants to purchase preferred stock, warrants to purchase debt securities, and units. Unless the context otherwise indicates, “common stock” refers to the common stock, par value $0.01 per share, of Impac Mortgage Holdings, Inc. and the associated preferred stock purchase rights issued under our rights agreement, as amended, dated October 7, 1998.

We will provide specific terms of each issuance of these securities in supplements to this prospectus. We urge you to read this prospectus and any accompanying prospectus supplement, which will describe the specific terms of the common stock, the preferred stock, the debt securities, the warrants and the units carefully before you make your investment decision.

We may sell these securities to or through underwriters, dealers or agents, or we may sell the securities directly to investors on our own behalf.

Our common stock is listed on the New York Stock Exchange, or “NYSE,” under the symbol “IMH.” Our 9.375% Series B Cumulative Redeemable Preferred Stock is traded on the NYSE under the symbol “IMH PrB” and our 9.125% Series C Cumulative Redeemable Preferred Stock is traded on the NYSE under the symbol “IMH PrC.”

An investment in the securities being offered involves significant risks.

See “ Risk Factors” beginning on page 2.

This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     .

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. The information in this prospectus and any prospectus supplement is accurate only as of the date such information is presented.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $1,000,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other specific considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information from issuers, including us, that file such documents electronically with the SEC. Our common stock is listed and traded on the NYSE. These reports, proxy statements and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we filed with the SEC. The full registration statement can be obtained from the SEC as indicated above, or directly from us, as indicated below.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents that we file with the SEC. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents, which we have filed with the SEC (File No. 1-14100) under the Securities Exchange Act of 1934 (the “Exchange Act”), and these documents are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed on March 31, 2005, as amended by Amendment No. 1 on Form 10-K/A as filed on April 29, 2005, as amended by Amendment No. 2 on Form 10-K/A as filed on May 16, 2005, and as amended by Amendment No. 3 on Form 10-K/A as filed on August 15, 2005;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as filed on May 16, 2005 and our Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarter ended June 30, 2005, as filed on August 9, 2005 and August 15, 2005, respectively;

•	Our Current Reports on Form 8-K filed on February 18, 2005, March 8, 2005, March 16, 2005, April 1, 2005, April 4, 2005, April 27, 2005, May 5, 2005, May 25, 2005, June 10, 2005, July 8, 2005 August 15, 2005 and September 2, 2005;

•	The description of our common stock contained in our registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description;

•	The description of our preferred share purchase rights in our registration statement Form 8-A, including all amendments and reports filed for the purpose of updating such description;

•	The description of our 9.375% Series B Cumulative Redeemable Preferred Stock in our registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description; and

•	The description of our 9.125% Series C Cumulative Redeemable Preferred Stock in our registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we file a post-effective amendment, which indicates the termination of the offering of the securities made by this prospectus, and any such future filings made after the date of the registration statement containing this prospectus and prior to the effective date of such registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished by us but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

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Any statement contained in a document incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is incorporated by reference modifies or supersedes the statement. Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and, in each instance, you should refer to the copy of such contract of document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. Any statement that is so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference to this prospectus. You may direct your requests to Investor Relations, Impac Mortgage Holdings, Inc., 1401 Dove Street, Suite 100, Newport Beach, CA 92660, or by calling (949) 475-3600. We also make available free of charge on or through our internet website (www.impaccompanies.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplements contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, some of which are based on various assumptions and events that are beyond our control, may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. The forward-looking statements are based on current management expectations. Actual results may differ materially as a result of several factors, including, but not limited to, failure to achieve projected earnings levels; the ability to generate sufficient liquidity and conduct our operations as planned; the ability to access the equity markets; delays in raising, or the inability to raise, additional capital, either through equity offerings, lines of credit or otherwise as a result of, among other things, market conditions; the ability to generate taxable income and to pay dividends; interest rate fluctuations and changes in expectations of future interest rates; changes in prepayment rates or the effectiveness of prepayment penalties on our mortgages; the availability of financing and, if available, the terms of any financing; continued ability to access the securitization markets or other funding sources; risks related to our ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures due to reported, or potential, material weaknesses and the ability to remediate any material weaknesses; changes in markets which the Company serves; the effectiveness of risk management strategies; and changes in general market and economic conditions and other factors described in this prospectus. For a discussion of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in this prospectus and under “Business—Risk Factors” in our Annual Report on Form 10-K/A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” in our Quarterly Reports on Form 10-Q or Form 10-Q/A. Accordingly, investors should not place undue reliance on our expectations and projections. We do not undertake, and specifically disclaim any obligation, to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

We encourage you to read this prospectus and any accompanying prospectus supplements, as well as the information that is incorporated by reference in this prospectus and any accompanying prospectus supplements, in their entireties. You should carefully consider the risk factors set forth in the reports referred to above and under “Risk Factors” beginning on page 2 in this prospectus before making an investment decision to purchase our securities.

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SUMMARY

You should read the following summary together with the more detailed information regarding our company and the securities we may offer in this prospectus, and our consolidated financial statements and related notes included or incorporated by reference in this prospectus.

Unless the context otherwise requires, references to “we,” “us,” or the “company” in this prospectus mean Impac Mortgage Holdings, Inc. and its subsidiaries, IMH Assets Corp., Impac Warehouse Lending Group, Inc., Impac Multifamily Capital Corporation, and Impac Funding Corporation (together with its wholly-owned subsidiaries Impac Secured Assets Corp. and Novelle Financial Services, Inc.).

IMPAC MORTGAGE HOLDINGS, INC.

Our company, Impac Mortgage Holdings, Inc., is a mortgage real estate investment trust, or “REIT.” Together with our subsidiaries, we are primarily a nationwide acquirer and originator of non-conforming Alt-A mortgage loans. “Alt-A” mortgage loans consist primarily of mortgage loans that are first lien mortgage loans made to borrowers whose credit is generally within typical Fannie Mae or Freddie Mac guidelines, but that have loan characteristics that make them non-conforming under those guidelines. For instance, the loans may have higher loan-to-value, or “LTV,” ratios than allowable or may have excluded certain documentation or verifications. Therefore, in making our credit decisions, we are more reliant upon the borrower’s credit scores and the adequacy of the underlying collateral. We also provide warehouse and repurchase financing to originators of mortgage loans. Our goal is to generate consistent reliable income for distribution to our stockholders, primarily from the earnings of our core businesses.

We operate three core businesses: our long-term investment operations, our mortgage operations, and our warehouse lending operations.

Our long-term investment operations invests primarily in adjustable and fixed rate Alt-A mortgage loans that are acquired and originated by the mortgage operations and small balance, multi-family mortgages originated by IMCC. This business primarily generates income based on the excess of the interest it earns on its investment portfolio and the expense associated with its borrowings against its investment portfolio. Our investments in adjustable and fixed rate Alt-A mortgage loans and multi-family mortgage loans are financed with collateralized mortgage obligations, or “CMO,” proceeds from the sale of capital stock and cash. Our mortgage operations acquires, originates, sells and securitizes primarily adjustable and fixed rate Alt-A mortgage loans and, to a lesser extent, B/C mortgage loans. B/C mortgages are residential mortgages made to borrowers with lower credit ratings than borrowers of Alt-A mortgages and are normally subject to higher rates of loss and delinquency than Alt-A mortgages. Our mortgage operations generates income by securitizing and selling loans to permanent investors, including our long-term investment operations and, to a lesser extent, revenue from fees associated with mortgage servicing rights, master servicing agreements and interest income earned in mortgages held-for-sale. Our mortgage operations uses warehouse facilities provided by the warehouse lending operations to finance the acquisition and origination of mortgage loans. Our warehouse operations provides short-term financing to mortgage loan originators, including our mortgage operations, by funding mortgage loans from their closing date until they are sold to pre-approved investors. Our warehouse lending operations earns fees, from warehouse transactions as well as net interest income from the difference between its cost of borrowings and the interest earned on warehouse advances. Generally, we seek to acquire the non-conforming Alt-A mortgage loans funded with facilities provided by our warehouse lending operations, which provides synergies with our long-term investment operations and mortgage operations.

Our principal executive offices are located at 1401 Dove Street, Newport Beach, California 92660. Our telephone number is (949) 475-3600. Our corporate website address is http://www.impaccompanies.com. Information contained on our website is not part of this document.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described below and other information contained or incorporated by reference in this prospectus before making an investment decision. In addition, the prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular type of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the risk factors in this prospectus in addition to the specific risk factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all other information contained in the prospectus supplement or appearing in, or incorporated by reference in, this prospectus.

Risks Related To Our Businesses

A prolonged economic downturn or recession would likely result in a reduction of our mortgage origination activity which could adversely affect our financial results.

The United States economy has undergone in the past and may in the future, undergo, a period of economic slowdown, which some observers view as a recession. An economic downturn or a recession may have a significant adverse impact on our operations and our financial condition. For example, a reduction in new mortgages may adversely affect our ability to maintain or expand our long-term mortgage portfolio, our principal means of generating earnings. In addition, a decline in new mortgage activity may likely result in reduced activity for our warehouse lending operations and our long-term investment operations. In the case of our mortgage operations, a decline in mortgage activity may result in fewer loans that meet its criteria for purchase and securitization or sale, thus resulting in a reduction in interest income and fees and gain on sale of loans. We may also experience larger than previously reported losses on our long-term mortgage portfolio due to a higher level of defaults or foreclosures or higher loss rates on our mortgages.

If we are unable to generate sufficient liquidity we may be unable to conduct our operations as planned.

If we cannot generate sufficient liquidity, we may be unable to continue to grow our operations, grow our asset base, maintain our current interest rate risk management policies and pay dividends. We have traditionally derived our liquidity from the following primary sources:

•	financing facilities provided to us by others to acquire or originate mortgage assets;

•	whole loan sales and securitizations of acquired or originated mortgages;

•	our issuance of equity and debt securities;

•	excess cash flow from our long-term mortgage portfolio; and

•	earnings from operations.

We cannot assure you that any of these alternatives will be available to us, or if available, that we will be able to negotiate favorable terms. Our ability to meet our long-term liquidity requirements is subject to the renewal of our credit and repurchase facilities and/or obtaining other sources of financing, including additional debt or equity from time to time. Any decision by our lenders and/or investors to make additional funds available to us in the future will depend upon a number of factors, such as our compliance with the terms of our existing credit arrangements, our financial performance, industry and market trends in our various businesses, the lenders’ and/or investors’ own resources and policies concerning loans and investments, and the relative attractiveness of alternative investment or lending opportunities. If we cannot raise cash by selling debt or equity securities, we may be forced to sell our assets at unfavorable prices or discontinue various business activities. Our inability to access the capital markets could have a negative impact on our growth of taxable income and also our ability to pay dividends.

Any significant margin calls under our financing facilities would adversely affect our liquidity and may adversely affect our financial results.

Prior to the fourth quarter of 1998, we generally had no difficulty in obtaining favorable financing facilities or in selling acquired mortgages. However, during the fourth quarter of 1998, the mortgage industry experienced substantial turmoil as a result of a lack of liquidity in the secondary markets. At that time, investors expressed unwillingness to purchase interests in securitizations due, in part, to:

•	the lack of financing to acquire these securitization interests;

•	the widening of returns expected by institutional investors on securitization interests over the prevailing Treasury rate; and

•	market uncertainty.

As a result, during this period many mortgage originators, including us, were unable to access the securitization market on favorable terms. This resulted in some companies declaring bankruptcy. Some companies, like us, were required to sell loans on a whole loan basis and liquidate holdings of mortgage-backed securities to repay short-term borrowings. However, the large amount of mortgages available for sale on a whole loan basis affected the pricing offered for these mortgages, which in turn reduced the value of the collateral underlying the financing facilities. Therefore, many providers of financing facilities initiated margin calls. Margin calls resulted when our lenders evaluated the market value of the collateral securing our financing facilities and required us to provide them with additional equity or collateral to secure our borrowings.

Our financing facilities were short-term borrowings and due to the turmoil in the mortgage industry during the latter part of 1998 many traditional providers of financing facilities were unwilling to provide facilities on favorable terms, or at all. Our current financing facilities continue to be short-term borrowings and we expect this to continue. If we cannot renew or replace maturing borrowings, we may have to sell, on a whole loan basis, the loans securing these facilities, which, depending upon market conditions may result in substantial losses.

We face risks related to our recent accounting restatements.

On July 22, 2004, we publicly announced that we had discovered accounting inaccuracies in previously reported financial statements. As a result, following consultation with our auditors, we decided to restate our financial statements for the three months ended March 31, 2004 and 2003, the three and six months ended June 30, 2003, the three and nine months ended September 30, 2003 and for each of the years ended December 31, 2003, 2002 and 2001. The restatements relate to a correction to our revenue recognition policy with respect to the cash sales of mortgage servicing rights to unrelated third parties when the mortgage loans are retained, our accounting for derivatives and interest rate risk management activities, the accounting for loan purchase commitments as derivatives and selected elimination entries to consolidate IFC with that of IMH. We also corrected a clerical error in the calculation of earnings per share for the six months ended June 30, 2004. The effect of this restatement on net earnings (loss) and the correction of basic and diluted earnings per share were as follows:

Net Effect of Restatement on Net Earnings (Loss)

(in millions)

Change in Net Earnings (Loss)
For the three months ended March 31, 2004	$(36.7)
For the year ended December 31, 2003	21.7
For the nine months ended September 30, 2003	12.8
For the three months ended September 30, 2003	11.2
For the six months ended June 30, 2003	1.7
For the three months ended June 30, 2003	2.4
For the three months ended March 31, 2003	(0.7)
For the year ended December 31, 2002	(34.6)
For the year ended December 31, 2001	(35.4)

Net Effect of Correction on Earnings per Share

	Change in
	Basic EPS	Diluted EPS
For the six months ended June 30, 2004	$0.14	$0.13

The restatement of our financial statements could lead to litigation claims and/or regulatory proceedings against us. The defense of any such claims or proceedings may cause the diversion of management’s attention and resources, and we may be required to pay damages if any such claims or proceedings are not resolved in our favor. Any litigation or regulatory proceeding, even if resolved in our favor, could cause us to incur significant legal and other expenses. We also may have difficulty raising equity capital or obtaining other financing, such as lines of credit or otherwise. We may not be able to effectuate our current operating strategy, including the ability to originate, acquire or securitize mortgage loans for retention or sale at projected levels. Moreover, we may be the subject of negative publicity focusing on the financial statement inaccuracies and resulting restatement and negative reactions from our stockholders, creditors or others with which we do business. The occurrence of any of the foregoing could harm our business and reputation and cause the price of our securities to decline, and could result in a delisting of our securities from the New York Stock Exchange.

Since we have reported and may report in the future that our system of internal control over financial reporting and disclosure controls and procedures are ineffective, we may not be able to accurately report our financial results or prevent fraud, which could adversely affect the trading price of our securities or our ability to raise capital.

Effective internal control over financial reporting and disclosure controls and procedures are necessary for us to provide reliable financial reports and effectively prevent fraud and operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. As a result, current and potential stockholders could lose confidence in our financial reporting which would harm our business and the trading price of our securities. In the past, we have reported, and may discover in the future, areas of our disclosure controls and procedures and internal control over financial reporting that need improvement. We have identified material weaknesses in our internal control over financial reporting which we believe require remediation.

We cannot be certain that our efforts to improve our internal control over financial reporting and disclosure controls and procedures will be successful or that we will be able to maintain adequate controls over our financial processes and reporting in the future. Any failure to develop or maintain effective controls or difficulties encountered in their implementation or other effective improvement of our internal control over financial reporting and disclosure controls and procedures could harm our operating results, or cause us to fail to meet our reporting obligations. If we are unable to adequately establish or improve our internal control over financial reporting, our external auditors will not be able to issue an unqualified opinion on the effectiveness of our internal control over financial reporting. Due to the reported material weaknesses in management’s assessment of our internal control over financial reporting and the conclusion that that our internal control over financial reporting is not effective as of December 31, 2004, our external auditors issued an adverse opinion on the effectiveness of our internal control over financial reporting. Ineffective internal control over financial reporting and disclosure controls and procedures and any material weakness in our internal control over financial reporting could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our securities or could affect our ability to access the capital markets and could result in regulatory proceedings against us by, among others, the SEC.

In addition, a material weakness in internal control over financial reporting, which may lead to deficiencies in the preparation of financial statements, could lead to litigation claims against us. The defense of any such claims may cause the diversion of management’s attention and resources, and we may be required to pay damages if any such claims or proceedings are not resolved in our favor. Any litigation, even if resolved in our favor, could cause us to incur significant legal and other expenses. Such events could harm our business, affect our ability to raise capital and adversely affect the trading price of our securities.

We incurred net losses in accordance with GAAP for fiscal years 1997, 1998, 2000 and 2001 and may incur losses in the future.

During the years ended December 31, 2001 and 2000, we experienced a net loss of $2.2 million and $54.5 million. The 2001 loss was related to a loss on derivatives and the 2000 loss was the result of write-downs of non-performing investment securities secured by mortgages and additional increases in the provision for loan losses to provide for the deterioration of the performance of collateral supporting specific investment securities for 2000. During the year ended December 31, 1998, we experienced a net loss of $5.9 million primarily as the mortgage industry experienced substantial turmoil as a result of a lack of liquidity in the secondary markets, which caused us to sell mortgages at losses to meet margin calls on our financing facilities. During the year ended December 31, 1997, we experienced a net loss of $16.0 million. The net loss incurred during 1997 included an accounting charge of $44.4 million that was the result of expenses related to the termination and buyout of our management agreement with Imperial Credit Advisors, Inc. We also incurred a net loss of $55.0 million for the three months ended June 30, 2005, which was primarily due to a mark-to-market loss on derivatives. We cannot be certain that revenues will remain at current levels or improve or that we will generate net earnings in the future, which could prevent us from effectuating our business strategy.

If we are unable to complete securitizations or if we experience delayed mortgage loan sales or securitization closings, we could face a liquidity shortage which would adversely affect our operating results.

We rely significantly upon securitizations to generate cash proceeds to repay borrowings and replenish our borrowing capacity. If there is a delay in a securitization closing or any reduction in our ability to complete securitizations we may be required to utilize other sources of financing, which, if available at all, may not be on similar terms. In addition, delays in closing mortgage sales or securitizations of our mortgages increase our risk by exposing us to credit and interest rate risks for this extended period of time. Furthermore, gains on sales from certain of our securitizations represent a significant portion of the taxable income dividend up from our taxable REIT subsidiary, IFC. Several factors could affect our ability to complete securitizations of our mortgages, including:

•	conditions in the securities and secondary markets;

•	credit quality of the mortgages acquired or originated through our mortgage operations;

•	volume of our mortgage loan acquisitions and originations;

•	our ability to obtain credit enhancements; and

•	lack of investors purchasing higher risk components of the securities.

If we are unable to sell a sufficient number of mortgages at a premium or profitably securitize a significant number of our mortgages in a particular financial reporting period, then we could experience lower net earnings or a loss for that period, which could have a material adverse affect on our operations. We cannot assure you that we will be able to continue to profitably securitize or sell our loans on a whole loan basis, or at all.

The market for first loss risk securities, which are securities that take the first loss when mortgages are not paid by the borrowers, is generally limited. In connection with our REMIC securitizations, we endeavor to sell all securities subjecting us to a first loss risk. If we cannot sell these securities, we may be required to hold them for an extended period, subjecting us to a first loss risk.

Our borrowings and use of substantial leverage may cause losses.

Our use of CMOs may expose our operations to credit losses.

To grow our long-term mortgage portfolio, we borrow a substantial portion of the market value of substantially all of our investments in mortgages in the form of CMOs. There are no limitations on the amount of CMO borrowings we may incur, other than the aggregate value of the underlying mortgages. We currently use CMOs as financing vehicles to increase our leverage since mortgages held for CMO collateral are retained for investment.

Retaining mortgages as collateral for CMOs exposes our operations to greater credit losses than does the use of other securitization techniques that are treated as sales because as the equity holder in the security, we are allocated losses from the liquidation of defaulted loans first prior to any other security holder. Although our liability under a collateralized mortgage obligation is limited to the collateral used to create the collateralized mortgage obligation, we generally are required to make a cash equity investment to fund collateral in excess of the amount of the securities issued in order to obtain the appropriate credit ratings for the securities being sold, and therefore obtain the lowest interest rate available, on the CMOs. If we experience greater credit losses than expected on the pool of loans subject to the CMO, the value of our equity investment will decrease and we may have to increase the allowance for loan losses on our financial statements.

If we default under our financing facilities, we may be forced to liquidate collateral.

If we default under our financing facilities, our lenders could force us to liquidate the collateral. If the value of the collateral is less than the amount borrowed, we could be required to pay the difference in cash. Furthermore, if we default under one facility, it would generally cause a default under our other facilities. If we were to declare bankruptcy, some of our reverse repurchase agreements may obtain special treatment and our creditors would then be allowed to liquidate the collateral without any delay. On the other hand, if a lender with whom we have a reverse repurchase agreement declares bankruptcy, we might experience difficulty repurchasing our collateral, or enforcing our claim for damages, and it is possible that our claim could be repudiated and we could be treated as an unsecured creditor. If this occurs, our claims would be subject to significant delay and we may receive substantially less than our actual damages or nothing at all.

If we are forced to liquidate, we may have few unpledged assets for distribution to unsecured creditors.

We have pledged a substantial portion of our assets to secure the repayment of CMO borrowings issued in securitizations and our financing facilities. We will also pledge substantially all of our current and future mortgages to secure borrowings pending their securitization or sale. The cash flows we receive from our investments that have not yet been distributed or pledged or used to acquire mortgages or other investments may be the only unpledged assets available to our unsecured creditors if we were liquidated.

Interest rate fluctuations may adversely affect our operating results.

Our operations, as a mortgage loan acquirer and originator, an investor in mortgage loans or a warehouse lender, may be adversely affected by rising and falling interest rates. Interest rates have been low over the past few years; however increases in interest rates may discourage potential borrowers from refinancing mortgages, borrowing to purchase homes or seeking second mortgages. This may decrease the amount of mortgages available to be acquired or originated by our mortgage operations and decrease the demand for warehouse financing provided by our warehouse lending operations, which could adversely affect our operating results. If short-term interest rates exceed long-term interest rates, there is a higher risk of increased loan prepayments, as borrowers may seek to refinance their fixed and adjustable rate mortgages at lower long-term fixed interest rates. Increased loan prepayments could lead to a reduction in the number of loans in our long-term mortgage portfolio and reduce our net interest income. Rising interest rates may also increase delinquencies, foreclosures and losses on our adjustable rate mortgages.

We are subject to the risk of rising mortgage interest rates between the time we commit to purchase mortgages at a fixed price through the issuance of individual, bulk or other rate-locks and the time we sell or securitize those mortgages. An increase in interest rates will generally result in a decrease in the market value of mortgages that we have committed to purchase at a fixed price, but have not been sold or securitized. As a result, we may record a smaller gain, or even a loss, upon the sale or securitization of those mortgages.

We may experience reduced net earnings or losses if our liabilities reprice at different rates than our assets.

Our principal source of revenue is net interest income or net interest spread from our long-term mortgage portfolio, which is the difference between the interest we earn on our interest earning assets and the interest we pay on our interest bearing liabilities. The rates we pay on our borrowings are independent of the rates we earn on our assets and may be subject to more frequent periodic rate adjustments. Therefore, we could experience a decrease in net earnings or a loss because the interest rates on our borrowings could increase faster than the interest rates on our assets, if the increased borrowing costs are not offset by reduced cash payments on derivatives recorded in other non-interest income. If our net interest spread becomes negative, we will be paying more interest on our borrowings than we will be earning on our assets and we will be exposed to a risk of loss.

Additionally, the rates paid on our borrowings and the rates received on our assets may be based upon different indices. Our long-term mortgage portfolio includes mortgages that are one-, three- and six-month LIBOR and one-year LIBOR hybrid ARMs. These are mortgages with fixed interest rates for an initial period of time, after which they begin bearing interest based upon short-term interest rate indices and adjust periodically. We generally fund mortgages with adjustable interest rate borrowings having interest rates that are indexed to short-term interest rates, typically one-month LIBOR, and adjust periodically at various intervals. To the extent that there is an increase in the interest rate index used to determine our adjustable interest rate borrowings and it increases faster than the indices used to determine the rates on our assets (i.e., the increase is not offset by a corresponding increase in the rates at which interest accrues on our assets) or is not offset by various cash payments on interest rate derivatives that we have in place at any given time, our net earnings will decrease or we will have net losses.

ARMs typically have interest rate caps, which limit interest rates charged to the borrower during any given period. Our borrowings are not subject to similar restrictions. As a result, in a period of rapidly increasing interest rates, the interest rates we pay on our borrowings could increase without limitation, while the interest rates we earn on our ARMs would be capped. If this occurs, our net interest spread could be significantly reduced or we could suffer a net interest loss if not offset by a decrease in the cash payments on interest rate derivatives that we have in place at any given time.

Our operating results will be affected by the results of our interest rate risk management activities.

To mitigate interest rate risks associated with our mortgage and long-term investment operations, we enter into transactions designed to limit our exposure to interest rate risks. To mitigate the interest rate risks associated with adjustable rate borrowings, we attempt to match the interest rate sensitivities of our ARMs with the associated financing liabilities. Management determines the nature and quantity of derivative transactions based on various factors, including market conditions and the expected volume of mortgage acquisitions. While we believe that we properly manage our interest rate risk on an economic and tax basis, we have elected not to achieve hedge accounting, as established by the Financial Accounting Standards Board, or FASB,” under the provisions of Statement of Financial Accounting Standards No. 133, or “SFAS 133,” for our interest rate risk management activities in our financial statements. The effect of not applying hedge accounting means that our interest rate risk management activities may result in significant volatility in our quarterly net earnings as interest rates go up or down. It is possible that there will be periods during which we will incur losses on derivative transactions that may result in net losses, as was the case in 2001 after the restatement of our consolidated financial statements, and for the three months ended June 30, 2005. In addition, if the counter parties to our derivative transactions are unable to perform according to the terms of the contracts, we may incur losses. Our derivative transactions may not offset the risk of adverse changes in our net interest margins.

Increased levels of early prepayments of mortgages may accelerate our expenses and decrease our net income.

Mortgage prepayments generally increase on our ARMs when fixed mortgage interest rates fall below the then-current interest rates on outstanding ARMs. Prepayments on mortgages are also affected by the terms and credit grades of the mortgages, conditions in the financial markets, housing appreciation and general economic conditions. If we acquire mortgages at a premium and they are subsequently repaid, we must expense the unamortized premium at the time of the prepayment. We could possibly lose the opportunity to earn interest at a higher rate over the expected life of the mortgage. Also, if prepayments on mortgages increase when interest rates are declining, our net interest income may decrease if we cannot reinvest the prepayments in mortgage assets bearing comparable net interest margins. If prepayment rates differ from our projections, we may experience a change in net earnings due to a change in the ratio of derivatives to loans being interest rate risk managed. This may result in a reduction of cash flows from our mortgage loans net of financing costs as we have a higher percentage of derivatives costs related to these loans than originally projected.

We generally acquire mortgages on a servicing released basis, meaning we acquire both the mortgages and the rights to service them. This strategy requires us to pay a higher purchase price or premium for the mortgages. If the mortgages that we acquire at a premium prepay faster than originally projected, generally accepted accounting principles, or “GAAP,” require us to write down the remaining capitalized premium amounts at a faster speed than was originally projected, which would decrease our current net interest income.

We may be subject to losses on mortgages for which we do not obtain credit enhancements.

We do not obtain credit enhancements such as mortgage pool or special hazard insurance for all of our mortgages and investments. Generally, we require mortgage insurance on any mortgage with an LTV ratio greater than 80%. During the time we hold mortgages for investment, we are subject to risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance. If a borrower defaults on a mortgage that we hold, we bear the risk of loss of principal to the extent there is any deficiency between the value of the related mortgaged property and the amount owing on the mortgage loan and any insurance proceeds available to us through the mortgage insurer. In addition, since defaulted mortgages, which under our financing arrangements are mortgages that are generally 60 to 90 days delinquent in payments, may be considered ineligible collateral under our borrowing arrangements, we could bear the risk of being required to own these loans without the use of borrowed funds until they are ultimately liquidated or possibly sold at a loss.

Our mortgage products expose us to greater credit risks.

We are an acquirer and originator of Alt-A mortgages, and to a lesser extent, multi-family and B/C mortgages. These are mortgages that generally may not qualify for purchase by government-sponsored agencies such as Fannie Mae and Freddie Mac or “conforming loans”. Our operations may be negatively affected due to our investments in these mortgages. Credit risks associated with these mortgages may be greater than those associated with conforming mortgages. The interest rates we charge on these mortgages are often higher than those charged for conforming loans in order to compensate for the higher risk and lower liquidity. Lower levels of liquidity may cause us to hold loans or other mortgage-related assets supported by these loans that we otherwise would not hold. By doing this, we assume the potential risk of increased delinquency rates and/or credit losses as well as interest rate risk. Additionally, the combination of different underwriting criteria and higher rates of interest leads to greater risk, including higher prepayment rates and higher delinquency rates and/or credit losses. We also have loan programs that allow a borrower to pay only the interest attributable to his loan for a set period of time. If there is a decline in real estate values borrowers may default on these types of loans since they have not reduced their principal balances, which, therefore, could exceed the value of their property. In addition, a reduction in property values would also cause an increase in the LTV ratio for that loan which could have the effect of reducing the value of that loan.

Lending to our type of borrowers may expose us to a higher risk of delinquencies, foreclosures and losses.

Our market includes borrowers who may be unable to obtain mortgage financing from conventional mortgage sources. Mortgages made to such borrowers generally entail a higher risk of delinquency and higher losses than mortgages made to borrowers who utilize conventional mortgage sources. Delinquency, foreclosures and losses generally increase during economic slowdowns or recessions. The actual risk of delinquencies, foreclosures and losses on mortgages made to our borrowers could be higher under adverse economic conditions than those currently experienced in the mortgage lending industry in general.

Further, any material decline in real estate values increases the LTV ratios of mortgages previously made by us, thereby weakening collateral coverage and increasing the possibility of a loss in the event of a borrower default. Any sustained period of increased delinquencies, foreclosures or losses after the mortgages are sold could adversely affect the pricing of our future loan sales and our ability to sell or securitize our mortgages in the future. In the past, certain of these factors have caused revenues and net earnings of many participants in the mortgage industry, including us, to fluctuate from quarter to quarter.

Our multi-family mortgages expose us to increased lending risks.

Generally, we consider multi-family mortgages to involve a higher degree of risk compared to first mortgages on one- to four-family, owner occupied residential properties. These mortgages have higher risks than mortgages secured by residential real estate because repayment of the mortgages often depends on the successful operations and the income stream of the borrowers. Furthermore, multi-family mortgages typically involve larger mortgage balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgages.

Our use of second mortgages exposes us to greater credit risks.

Our security interest in the property securing second mortgages is subordinated to the interest of the first mortgage holder and the second mortgages have a higher combined LTV ratio than does the first mortgage. If the value of the property is equal to or less than the amount needed to repay the borrower’s obligation to the first mortgage holder upon foreclosure, our second mortgage loan will not be repaid.

The geographic concentration of our mortgages increases our exposure to risks in those areas.

We do not set limitations on the percentage of our long-term mortgage portfolio composed of properties located in any one area (whether by state, zip code or other geographic measure). Concentration in any one area increases our exposure to the economic and natural hazard risks associated with that area. Historically, a majority of our mortgage acquisitions and originations, long-term mortgage portfolio and finance receivables were secured by properties in California and, to a lesser extent, Florida. For instance, certain parts of California have experienced an economic downturn in past years and California and Florida have suffered the effects of certain natural hazards. Declines in those residential real estate markets may reduce the values of the properties collateralizing the mortgages, increase foreclosures and losses and have material adverse effect on our results of operations or financial condition.

Furthermore, if borrowers are not insured for natural disasters, which are typically not covered by standard hazard insurance policies, then they may not be able to repair the property or may stop paying their mortgages if the property is damaged. This would cause increased foreclosures and decrease our ability to recover losses on properties affected by such disasters. This would have a material adverse effect on our results of operations or financial condition.

Representations and warranties made by us in our loan sales and securitizations may subject us to liability.

In connection with our loan sales to third parties and our securitizations, we transfer mortgages acquired and originated by us to the third parties or into a trust in exchange for cash and, in the case of a CMO, residual certificates issued by the trust. The trustee or purchaser will have recourse to us with respect to the breach of the standard representations and warranties made by us at the time such mortgages are transferred. While we generally have recourse to our customers for any such breaches, there can be no assurance of our customers’ abilities to honor their respective obligations. Also, we engage in bulk whole loan sales pursuant to agreements that generally provide for recourse by the purchaser against us in the event of a breach of one of our representations or warranties, any fraud or misrepresentation during the mortgage origination process, or upon early default on such mortgage. We generally limit the potential remedies of such purchasers to the potential remedies we receive from the customers from whom we acquired or originated the mortgages. However, in some cases, the remedies available to a purchaser of mortgages from us may be broader than those available to us against the sellers of the mortgages and should a purchaser enforce its remedies against us, we may not always be able to enforce whatever remedies we have against our customers. Furthermore, if we discover, prior to the sale or transfer of a loan, that there is any fraud or misrepresentation with respect to the mortgage and the originator fails to repurchase the mortgage, then we may not be able to sell the mortgage or we may have to sell the mortgage at a discount.

In the ordinary course of our business, we are subject to claims made against us by borrowers and trustees in our securitizations arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentations, errors and omissions of our employees, officers and agents (including our appraisers), incomplete documentation and our failure to comply with various laws and regulations applicable to our business. Any claims asserted against us may result in legal expenses or liabilities that could have a material adverse effect on our results of operations or financial condition.

A substantial interruption in our use of iDASLg2 may adversely affect our level of mortgage acquisitions and originations.

We utilize the Internet in our business principally for the implementation of our automated mortgage origination program, iDASLg2. iDASLg2 allows our customers to pre-qualify borrowers for various mortgage programs based on criteria requested from the borrower and renders an automated underwriting decision by issuing an approval of the mortgage loan or a referral for further review or additional information. Substantially all of our correspondents submit mortgages through iDASLg2 and all wholesale mortgages delivered by mortgage bankers and brokers are directly underwritten through the use of iDASLg2. iDASLg2 may be interrupted if the Internet experiences periods of poor performance, if our computer systems or the systems of our third-party service providers contain defects, or if customers are reluctant to use or have inadequate connectivity to the Internet. Increased government regulation of the Internet could also adversely affect our use of the Internet in unanticipated ways and discourage our customers from using our services. If our ability to use the Internet in providing our services is impaired, our ability to originate or acquire mortgages on an automated basis could be delayed or reduced. Furthermore, we rely on a third party hosting company in connection with the use of iDASLg2. If the third party hosting company fails for any reason, and adequate back-up is not implemented in a timely manner, it may delay and reduce those mortgage acquisitions and originations done through iDASLg2. Any substantial delay and reduction in our mortgage acquisitions and originations will reduce our taxable income for the applicable period.

We are subject to risks of operational failure that are beyond our control.

Substantially all of our operations are located in Newport Beach, California. Our systems and operations are vulnerable to damage and interruption from fire, flood, telecommunications failure, break-ins, earthquake and similar events. Our operations may also be interrupted by power disruptions, including rolling black-outs implemented in California due to power shortages. We do not have alternative power sources in all of our locations. Furthermore, our security mechanisms may be inadequate to prevent security breaches to our computer systems, including from computer viruses, electronic break-ins and similar disruptions. Such security breaches or operational failures could expose us to liability, impair our operations, result in losses, and harm our reputation.

Competition for mortgages is intense and may adversely affect our operations.

We compete in acquiring and originating Alt-A, B/C and multi-family mortgages and issuing mortgage-backed securities with other mortgage conduit programs, investment banking firms, savings and loan associations, banks, thrift and loan associations, finance companies, mortgage bankers and brokers, insurance companies, other lenders, and other entities purchasing mortgage assets.

We also face intense competition from Internet-based lending companies where entry barriers are relatively low. Some of our competitors are much larger than we are, have better name recognition than we do, and have far greater financial and other resources. Government-sponsored entities, in particular Fannie Mae and Freddie Mac, are also expanding their participation in the Alt-A mortgage industry. These government-sponsored entities have a size and cost-of-funds advantage over us that allows them to price mortgages at lower rates than we are able to offer. This phenomenon may seriously destabilize the Alt-A mortgage industry. In addition, if as a result of what may be less-conservative, risk-adjusted pricing, these government-sponsored entities experience significantly higher-than-expected losses, it would likely adversely affect overall investor perception of the Alt-A and B/C mortgage industry because the losses would be made public due to the reporting obligations of these entities.

The intense competition in the Alt-A, B/C and multi-family mortgage industry has also led to rapid technological developments, evolving industry standards and frequent releases of new products and enhancements. As mortgage products are offered more widely through alternative distribution channels, such as the Internet, we may be required to make significant changes to our current retail and wholesale structure and information systems to compete effectively. Our inability to continue enhancing our current Internet capabilities, or to adapt to other technological changes in the industry, could have a material adverse effect on our business, financial condition, liquidity and results of operations.

The need to maintain mortgage loan volume in this competitive environment creates a risk of price competition in the Alt-A, B/C and multi-family mortgage industry. Competition in the industry can take many forms, including interest rates and costs of a loan, less stringent underwriting standards, convenience in obtaining a loan, customer service, amount and term of a loan and marketing and distribution channels. Our failure to maintain our customer service levels may affect our ability to effectively compete in the mortgage industry. Price competition would lower the interest rates that we are able to charge borrowers, which would lower our interest income and/or our gain on sale of mortgage loans. Price-cutting or discounting reduces profits and will depress earnings if sustained for any length of time. If our competition uses less stringent underwriting standards we will be pressured to do so as well, resulting in greater loan risk without being able to price for that greater risk. Our competitors may lower their underwriting standards to increase their market share. If we do not relax underwriting standards in the face of competition, we may lose market share. Increased competition may also reduce the volume of our loan originations and acquisitions. Any increase in these pricing and credit pressures could have a material adverse effect on our business, financial condition, liquidity and results of operations.

We are exposed to potential credit losses in providing warehouse financing.

As a warehouse lender, we lend money to mortgage bankers on a secured basis and we are subject to the risks associated with lending to mortgage bankers, including the risks of fraud, borrower default and bankruptcy, any of which could result in credit losses for us. Fraud risk may include, but is not limited to, the financing of nonexistent loans or fictitious mortgage loan transactions or the delivery to us of fraudulent collateral that could result in the loss of all sums we have advanced to the borrower. For example, during 2004, the warehouse lending operations had a specific allowance for loan losses of $10.7 million for impaired warehouse advances. Also, our claims as a secured lender in a bankruptcy proceeding may be subject to adjustment and delay.

A reduction in the demand for our loan products may adversely affect our operations.

The availability of sufficient mortgages meeting our criteria is dependent in part upon the size and level of activity in the residential real estate lending market and, in particular, the demand for residential mortgages, which is affected by:

•	interest rates;

•	national economic conditions;

•	residential property values; and

•	regulatory and tax developments.

If our mortgage acquisitions and originations decline, we may have:

•	decreased economies of scale;

•	higher origination costs per loan;

•	reduced fee income;

•	smaller gains on the sale of mortgages; and

•	an insufficient volume of mortgages to generate securitizations which thereby causes us to accumulate mortgages over a longer period.

Our delinquency ratios and our performance may be adversely affected by the performance of parties who service or sub-service our mortgages.

We sell or contract with third-parties for the servicing of all mortgages, including those in our securitizations. Our operations are subject to risks associated with inadequate or untimely servicing. Poor performance by a servicer may result in greater than expected delinquencies and losses on our mortgages. A substantial increase in our delinquency or foreclosure rate could adversely affect our ability to access the capital and secondary markets for our financing needs. Also, with respect to mortgages subject to a securitization, greater delinquencies would adversely impact the value of our equity interest, if any, we hold in connection with that securitization.

In a securitization, relevant agreements permit us to be terminated as servicer or master servicer under specific conditions described in these agreements. If, as a result of a servicer or sub-servicer’s failure to perform adequately, we were terminated as master servicer of a securitization, the value of any master servicing rights held by us would be adversely affected.

We are a defendant in purported class actions and may not prevail in these matters.

Class action lawsuits and regulatory actions alleging improper marketing practices, abusive loan terms and fees, disclosure violations, improper yield spread premiums and other matters are risks faced by all mortgage originators, particularly those in the Alt-A and B/C market. We are a defendant in purported class actions pending in different states. The class actions allege generally that the loan originator improperly charged fees in violation of various state lending or consumer protection laws in connection with mortgages that we acquired. Although the suits are not identical, they generally seek unspecified compensatory damages, punitive damages, pre- and post-judgment interest, costs and expenses and rescission of the mortgages, as well as a return of any improperly collected fees. These actions are in the early stages of litigation and, accordingly, it is difficult to predict the outcome of these matters. We believe we have meritorious defenses to the actions and intend to defend against them vigorously; however, an adverse judgment in any of these matters could have a material adverse effect on us.

Regulatory Risks

We may be subject to fines or other penalties based upon the conduct of our independent brokers or correspondents.

The mortgage brokers and correspondents from which we obtain mortgages have parallel and separate legal obligations to which they are subject. While these laws may not explicitly hold the originating lenders or an acquirer of the loan responsible for the legal violations of mortgage bankers and brokers, increasingly federal and state agencies have sought to impose such liability. Previously, for example, the United States Federal Trade Commission, or “FTC,” entered into a settlement agreement with a mortgage lender where the FTC characterized a broker that had placed all of its loan production with a single lender as the “agent” of the lender; the FTC imposed a fine on the lender in part because, as “principal,” the lender was legally responsible for the mortgage broker’s unfair and deceptive acts and practices. The United States Justice Department in the past has sought to hold a sub-prime mortgage lender responsible for the pricing practices of its mortgage bankers and brokers, alleging that the mortgage lender was directly responsible for the total fees and charges paid by the borrower under the Fair Housing Act even if the lender neither dictated what the mortgage banker could charge nor kept the money for its own account. Accordingly, we may be subject to fines or other penalties based upon the conduct of our independent mortgage bankers, brokers or correspondents.

Violation of various federal, state and local laws may result in losses on our loans.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the mortgage broker, lender and purchaser. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of our loans. Mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated there under, which require certain disclosures to the borrowers regarding the terms of the loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated there under, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Housing Act, which prohibits discrimination in housing on the basis of race, color, national origin, religion, sex, familial status, or handicap, in housing-related transactions;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience;

•	the Fair and Accurate Credit Transaction Act, which regulates credit reporting and use of credit information in making unsolicited offers of credit;

•	the Gramm-Leach-Bliley Act, which imposes requirements on all lenders with respect to their collection and use of nonpublic financial information and requires them to maintain the security of that information;

•	the Real Estate Settlement Procedures Act, which requires that consumers receive disclosures at various times and outlaws kickbacks that increase the cost of settlement services;

•	the Home Mortgage Disclosure Act, which requires the reporting of public loan data;

•	the Telephone Consumer Protection Act and the Can Spam Act, which regulate commercial solicitations via telephone, fax, and the Internet;

•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

•	the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

Violations of certain provisions of these federal and state laws may limit our ability to collect all or part of the principal of or interest on the loans and in addition could subject us to damages and could result in the mortgagors rescinding the loans whether held by us or subsequent holders of the loans. In addition, such violations may cause us to be in default under our credit and repurchase facilities and could result in the loss of licenses held by us.

Our operations may be adversely affected if we are subject to the Investment Company Act.

We intend to conduct our business at all times so as not to become regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.

In order to qualify for this exemption we must maintain at least 55% of our assets directly in mortgages, qualifying pass-through certificates and certain other qualifying interests in real estate. Our ownership of certain mortgage assets may be limited by the provisions of the Investment Company Act. If the SEC adopts a contrary interpretation with respect to these securities or otherwise believes we do not satisfy the above exception, we could be required to restructure our activities or sell certain of our assets. To insure that we continue to qualify for the exemption we may be required at times to adopt less efficient methods of financing certain of our mortgage assets and we may be precluded from acquiring certain types of higher-yielding mortgage assets. The net effect of these factors will be to lower our net interest income. If we fail to qualify for exemption from registration as an investment company, our ability to use leverage would be substantially reduced, and we would not be able to conduct our business as described. Our business will be materially and adversely affected if we fail to qualify for this exemption.

New regulatory laws affecting the mortgage industry may increase our costs and decrease our mortgage origination and acquisition.

The regulatory environments in which we operate have an impact on the activities in which we may engage, how the activities may be carried out, and the profitability of those activities. Therefore, changes to laws, regulations or regulatory policies can affect whether and to what extent we are able to operate profitably. For example, recently enacted and proposed local, state and federal legislation targeted at predatory lending could have the unintended consequence of raising the cost or otherwise reducing the availability of mortgage credit for those potential borrowers with less than prime-quality credit histories, thereby resulting in a reduction of otherwise legitimate Alt-A or B/C lending opportunities. Similarly, recently enacted and proposed local, state and federal privacy laws and laws prohibiting or limiting marketing by telephone, facsimile, email and the Internet may limit our ability to market and our ability to access potential loan applicants. For example, the Can Spam Act of 2003 establishes the first national standards for the sending of commercial email allowing, among other things, unsolicited commercial email provided it contains certain information and an opt-out mechanism. We cannot provide any assurance that the proposed laws, rules and regulations, or other similar laws, rules or regulations, will not be adopted in the future. Adoption of these laws and regulations could have a material adverse impact on our business by substantially increasing the costs of compliance with a variety of inconsistent federal, state and local rules, or by restricting our ability to charge rates and fees adequate to compensate us for the risk associated with certain loans.

Some states and local governments have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Our failure to comply with these laws could subject us to monetary penalties and could result in the borrowers rescinding the mortgage loans, whether held by us or subsequent holders. Lawsuits have been brought in various states making claims against assignees of these loans for violations of state law.

Furthermore, various federal and state laws impose significant privacy or customer information security obligations which may subject us to additional costs and legal risks and we cannot assure you that we will not be subject to lawsuits or compliance actions under such requirements. Similarly various state and federal laws have been enacted to restrict unsolicited advertising using telephones, facsimile machines and electronic means of transmission. These laws and regulations could have a material adverse impact on our business by substantially increasing the costs of compliance or by subjecting us to lawsuits or compliance actions.

New Criteria May Effect the Value or Marketability of Certain of Our Loan Products

The Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, and the National Credit Union Administration (none of whom regulate IMH) jointly issued guidance to promote sound credit risk management practices. The guidance cautions lenders to consider all relevant risk factors when establishing underwriting guidelines, including a borrower’s income and debt levels, credit score as well as the loan size, collateral value, lien position and property type and location. It stresses that prudently underwritten home equity loans should include an evaluation of a borrower’s capacity to adequately service the debt, and that reliance on a credit score is insufficient because it relies on historical financial performance not present capacity to pay. While not specifically applicable to IMH, the guidance is instructive of the regulatory climate covering low and no documentation loans, which IMH does acquire and originate, and hence it may affect our ability to sell these loans to third parties, should we elect to sell them.

Risks Related To Our Status As A REIT

We may not pay dividends to stockholders.

REIT provisions of the Internal Revenue Code generally require that we annually distribute to our stockholders at least 90% of all of our taxable income, exclusive of the application of any tax loss carry forwards that may be used to offset current period taxable income. These provisions restrict our ability to retain earnings and thereby generate capital from our operating activities. We may decide at a future date to terminate our REIT status, which would cause us to be taxed at the corporate levels and cease paying regular dividends. In addition, for any year that we do not generate taxable income, we are not required to declare and pay dividends to maintain our REIT status. For instance, due to losses incurred in 2000, we did not declare any dividends from September 2000 until September 2001.

To date, a portion of our taxable income and cash flow has been attributable to our receipt of dividend distributions from the mortgage operations. The mortgage operations is not a REIT and is not, therefore, subject to the above-described REIT distribution requirements. Because the mortgage operations is seeking to retain earnings to fund the future growth of our mortgage operations business, its board of directors may decide that the mortgage operations should cease making dividend distributions in the future. This would materially reduce the amount of our taxable income and in turn, would reduce the amount we would be required to distribute as dividends.

If we fail to maintain our REIT status, we may be subject to taxation as a regular corporation.

We believe that we have operated and intend to continue to operate in a manner that enables us to meet the requirements for qualification as a REIT for federal income tax purposes. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT.

Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational and stockholder ownership requirements on a continuing basis.

If we fail to qualify as a REIT, we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates. We also may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to stockholders would be reduced substantially for each of the years involved. Failure to qualify as a REIT could adversely affect the value of our securities.

On October 22, 2004, President Bush signed the American Jobs Creation Act of 2004 (the “2004 Act”), which, among other things, amends the rules applicable to REIT qualification. In particular, the 2004 Act provides that a REIT that fails the quarterly asset tests for one or more quarters will not lose its REIT status as a result of such failure if either (i) such failure is regarded as a de minimis failure under standards set out in the 2004 Act, or (ii) the failure is greater than a de minimis failure but is attributable to reasonable cause and not willful neglect. In the case of a greater than de minimis failure, however, the REIT must pay a tax and must remedy the failure within 6 months of the close of the quarter in which such failure occurred. In addition, the 2004 Act provides relief for failures of other tests imposed as a condition of REIT qualification, as long as such failures are attributable to reasonable cause and not willful neglect. A REIT would be required to pay a penalty of $50,000, however, in the case of each such failure. The above-described changes apply for taxable years of REITs beginning after the date of enactment.

Potential characterization of distributions or gain on sale as unrelated business taxable income to tax-exempt investors.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (2) we are a “pension-held REIT,” (3) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (4) the residual REMIC interests we buy generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in (3), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to Federal income tax as unrelated business taxable income under the Internal Revenue Code.

Classification as a taxable mortgage pool could subject us or certain of our stockholders to increased taxation.

If we have borrowings with two or more maturities and, (1) those borrowings are secured by mortgages or mortgage-backed securities and, (2) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or mortgage-backed securities to which such borrowings relate may be classified as a taxable mortgage pool under the Internal Revenue Code. If any part of our Company were to be treated as a taxable mortgage pool, then our REIT status would not be impaired, but a portion of the taxable income we recognize may, under regulations to be issued by the Treasury Department, be characterized as “excess inclusion” income and allocated among our stockholders to the extent of and generally in proportion to the distributions we make to each stockholder. Any excess inclusion income would:

•	not be allowed to be offset by a stockholder’s net operating losses;

•	be subject to a tax as unrelated business income if a stockholder were a tax-exempt stockholder;

•	be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders; and

•	be taxable (at the highest corporate tax rate) to us, rather than to our stockholders, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt companies not subject to tax on unrelated business income, including governmental organizations).

Based on advice of our tax counsel, we take the position that our existing financing arrangements do not create a taxable mortgage pool.

We may be subject to possible adverse consequences as a result of limits on ownership of our shares.

Our charter limits ownership of our capital stock by any single stockholder to 9.5% of our outstanding shares unless waived by the board of directors. Our board of directors may increase the 9.5% ownership limit. In addition, to the extent consistent with the REIT provisions of the Internal Revenue Code, our board of directors may, pursuant to our articles of incorporation, waive the 9.5% ownership limit for a stockholder or purchaser of our stock. In order to waive the 9.5% ownership limit our board of directors must require the stockholder requesting the waiver to provide certain representations to the Company to ensure compliance with the REIT provisions of the Internal Revenue Code. Our charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. This could happen if a share transaction results in fewer than 100 persons owning all of our shares or in five or fewer persons, applying certain broad attribution rules of the Internal Revenue Code, owning more than 50% (by value) of our shares. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs, we:

•	will consider the transfer to be null and void;

•	will not reflect the transaction on our books;

•	may institute legal action to enjoin the transaction;

•	will not pay dividends or other distributions with respect to those shares;

•	will not recognize any voting rights for those shares;

•	may redeem the shares; and

•	will consider the shares held in trust for the benefit of a charitable beneficiary as designated by us.

The trustee shall sell the shares held in trust and the owner of the excess shares will be entitled to the lesser of:

(a)	the price paid by the owner;

(b)	if the owner did not purchase the excess shares, the closing price for the shares on the national securities exchange on which IMH is listed on the day of the event causing the shares to be held in trust; or

(c)	the price received by the trustee from the sale of the shares.

Notwithstanding the above, our charter contains a provision which provides that nothing in the charter will preclude the settlement of transactions entered into through the facilities of the NYSE.

Limitations on acquisition and change in control ownership limit.

The 9.5% ownership limit discussed above may have the effect of precluding acquisition of control of our Company by a third party without consent of our board of directors.

Risks Related To Ownership of Our Securities

Our share prices have been and may continue to be volatile.

Historically, the market price of our securities has been volatile. The market price of our securities is likely to continue to be highly volatile and could be significantly affected by factors including:

•	the amount of dividends paid;

•	availability of liquidity in the securitization market;

•	loan sale pricing;

•	termination of financing agreements;

•	margin calls by warehouse lenders or changes in warehouse lending rates;

•	unanticipated fluctuations in our operating results;

•	prepayments on mortgages;

•	valuations of securitization related assets;

•	the effect of the restatement of our financial condition and results of operations;

•	mark to market adjustments related to the fair value of derivatives;

•	cost of funds; and

•	general market conditions.

In addition, significant price and volume fluctuations in the stock market have particularly affected the market prices for the securities of mortgage REIT companies such as ours. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. If our results of operations fail to meet the expectations of securities analysts or investors in a future quarter, the market price of our securities could also be materially adversely affected and we may experience difficulty in raising capital.

Sales of additional common stock may adversely affect its market price.

To sustain our growth strategy we intend to raise capital through the sale of equity. The sale or the proposed sale of substantial amounts of our common stock in the public market could materially adversely affect the market price of our common stock or other outstanding securities. We do not know the actual or perceived effect of these offerings, the timing of these offerings, the potential dilution of the book value or earnings per share of our securities then outstanding and the effect on the market price of our securities then outstanding. For example, during 2004 we raised approximately $366.3 million and $152.2 million of net proceeds through offerings of our common and preferred stock, respectively. We also have shares reserved for future issuance under our stock plans. The sale of a large amount of shares or the perception that such sales may occur, could adversely affect the market price for our common stock or other outstanding securities.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we intend to use the proceeds of any securities sold for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table displays our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends (1)(2):

	For the Six months ended June 30, 2005	For the year ended December 31,
		2004	2003		2002		2001		2000
Ratio of earnings to fixed charges	1.25x	1.59x	1.70x		1.33x		—	(4)	—	(4)

Ratio of earnings to combined fixed charges and preferred stock dividends	1.23x	1.58x	1.70x	(3)	1.33x	(3)	—	(4)	—	(4)

(1)	Earnings used in computing the ratio of earnings to fixed charges consist of net earnings before income taxes plus fixed charges. Fixed charges include interest expense on debt and the portion of rental expense deemed to represent the interest factor.

(2)	Financial information for the years ended December 31, 2003 to 2000 reflects accounting restatements and reclassifications for prior periods. In addition, prior to the consolidation of IFC on July 1, 2003, the method used to calculate the ratio of earnings to fixed charges and preferred stock dividends reflects the consolidated net earnings of IMH less net earnings of IFC plus dividend distributions from IFC to IMH.

(3)	No preferred stock dividends were paid during this period as we did not have any preferred stock outstanding.

(4)	Earnings were insufficient to cover fixed charges. The amount of the deficiency for the years ended December 31, 2001 and 2000 were $7.5 million and $78.9 million, respectively.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, and units. These summaries are not meant to be complete description of each security and is subject and qualified by reference to Maryland law and our charter and bylaws, copies of which are on file with the Securities and Exchange Commission, and are incorporated by reference herein. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized stock consists of 200,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share, of which 2,500,000 are shares designated as Series A Junior Participating Preferred Stock, 2,000,000 are shares designated as 9.375% Series B Cumulative Redeemable Preferred Stock and 5,500,000 are shares designated as 9.125% Series C Cumulative Redeemable Preferred Stock. As of June 30, 2005, there were no shares of Series A Preferred Stock outstanding, 2,000,000 shares of Series B Preferred Stock outstanding and 4,300,000 shares of Series C Preferred Stock outstanding. Our stockholder meetings are held annually. Pursuant to our charter, we reserve the right to amend any provision of our charter upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter.

When evaluating our capital stock, you should also refer to provisions of our charter and bylaws. Copies of both are incorporated by reference in this document.

Common Stock

Subject to the preferential rights of any other class or series of stock, including our 9.375% Series B Cumulative Redeemable Preferred Stock and our 9.125% Series C Cumulative Redeemable Preferred Stock, and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock, including our 9.375% Series B Cumulative Redeemable Preferred Stock and our 9.125% Series C Cumulative Redeemable Preferred Stock.

Each share of common stock is entitled to one vote, subject to the provisions of our charter regarding restrictions on transfer of stock, and will be fully paid and nonassessable upon issuance. Shares of common stock have no preference, conversion, exchange, redemption, appraisal, sinking fund, preemptive or cumulative voting rights. Our authorized stock may be increased and altered from time to time in the manner prescribed by Maryland law upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. Our charter authorizes our board of directors to reclassify any unissued shares of common stock in one or more classes or series of stock, including preferred stock.

Transfer Agent and Registrar

Our transfer agent and registrar is American Stock Transfer and Trust Company, New York, New York.

Preferred Stock

Our charter authorizes our board of directors to issue shares of preferred stock and to classify or reclassify any unissued shares of preferred stock into one or more classes or series of stock. The preferred stock may be issued from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the board of directors for each class or series of stock subject to the provisions of our charter regarding restrictions on transfer of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further stockholder authorization, unless such authorization is required by applicable law or the rules of the principal national securities exchange on which such stock is listed or admitted to trading.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), if any, period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends, if any, shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, or any other class or series of preferred stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to assist us in qualifying as a REIT;

•	all series of preferred stock will rank on a parity with each other unless otherwise specified in the charter and will rank senior to common stock with respect payment of dividends and distribution of assets upon liquidation; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock or preferred stock will be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Repurchase of Shares and Restrictions on Transfer

Pursuant to our charter, if certain proposed transfers of common stock or other events occur that result in a person owning shares in excess of our ownership limits, then that number of shares of stock actually or constructively owned by that person in violation of the ownership limits will be automatically transferred to a trustee of a trust for the exclusive benefit of one or more charitable beneficiaries. The intended transferee will not acquire any rights in the shares. Shares held by the trustee will constitute issued and outstanding shares of stock. The trustee will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid to the trustee upon demand and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividends or distributions paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, effective as of the date that such shares have been transferred to the trustee, the trustee will have the authority (at the trustee’s sole discretion) (1) to rescind as void any vote cast by an intended transferee prior to our discovery that such shares have been transferred to the trustee and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

Within 20 days of receiving notice from us that shares of stock have been transferred to the trust, the trustee will sell the shares held in the trust to a person designated by the trustee whose ownership of the shares will not violate the ownership restrictions set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee and to the charitable beneficiary as follows.

The intended transferee will receive the lesser of:

•	the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, the market price of the shares on the day of the event causing the shares to be held in the trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the trust.

Any net sales proceeds in excess of the amount payable to the intended transferee will be immediately paid to the charitable beneficiary.

In addition, shares of stock held in trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift); and

•	the market price on the date we, or our designee, accept such offer.

We will have the right to accept such offer until the trustee has sold the shares held in the trust. If the shares are sold to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

Market price is defined in our charter as the closing price for shares on a particular date. The closing price on any date shall mean the last sale price for such shares, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, for such shares, in either case as reported on the principal national securities exchange on which shares are listed or admitted to trading.

All certificates representing shares of common stock bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code) of all classes or series of our stock, within 30 days after the end of each taxable year, is required to give us written notice stating:

•	the name and address of such owner;

•	the number of shares of each class and series of our stock beneficially owned; and

•	a description of the manner in which the shares are held.

Each owner shall provide us any additional information that we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit.

Maryland Business Combination Act

The Maryland General Corporation Law establishes special requirements for “business combinations” between a Maryland corporation and “interested stockholders” unless exemptions are applicable. An interested stockholder is any person who beneficially owns 10% or more of the voting power of our then-outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between our company and an interested stockholder unless the board of directors approved the transaction prior to the party becoming an interested stockholder. The five-year period runs from the most recent date on which the interested stockholder became an interested stockholder. The law also requires a supermajority stockholder vote for such transactions after the end of the five-year period. This means that the transaction must be approved by at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares, and

•	two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than voting shares held by the interested stockholder or an affiliate of the interested stockholder with whom the business combination is to be effected.

The business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

Maryland Control Share Acquisition Act

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of the other stockholders. Two-thirds of the shares eligible to vote must vote in favor of granting the “control shares” voting rights. “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third of all voting power;

•	one-third or more but less than a majority of all voting power; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses), he may compel our board of directors to call a special meeting of stockholders to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders’ meeting.

If voting rights are not approved at a meeting of stockholders then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:

•	the last control share acquisition; or

•	the meeting where stockholders considered and did not approve voting rights of the control shares.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may obtain rights as objecting stockholders and, thereunder, exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value may not be less than the highest price per share paid in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of dissenters’ rights would not apply in the context of a control share acquisition. The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

Stockholder Rights Plan

Our board of directors has adopted a stockholder rights plan. Under the rights plan, one right has been issued and is attached to each outstanding share of common stock. Except as set forth below, each right, when it becomes exercisable, entitles the registered holder to purchase from us one one-hundredth of a share of our Series A preferred stock, $0.01 par value per share, at a price of $30.00 per one one-hundredth of a Series A preferred share, subject to adjustment. The rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part and is also available upon request to us. You should read the rights agreement carefully to fully understand the terms of the stockholder rights plan.

Initially, the rights will be attached to all certificates representing common stock then outstanding, and no separate right certificates will be distributed. The rights will become exercisable and separate from the common stock upon the earliest to occur of:

•	10 days after a person has acquired beneficial ownership of 10% or more of our outstanding common stock (unless the offer to acquire the shares is approved by a majority of the board of directors who are not affiliates of the acquiring person); or

•	10 business days (or such later date as our board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer for 10% or more of our outstanding common stock.

Until the distribution of certificates representing the rights, the rights will be transferred solely with the common stock. From and after the distribution of certificates representing the rights, the shares of common stock issued after this distribution will not be issued with rights. Separate right certificates alone will evidence the rights.

The rights expire on October 19, 2008, unless earlier redeemed by us as described below.

If any person acquires 10% or more of our outstanding common stock in a transaction that has not been approved by a majority of our independent and disinterested board of directors, each holder of a right, other than that person and other related parties, whose rights will automatically become null and void, will be entitled to receive upon exercise of the right the number of shares of common stock, or, in certain circumstances, other securities of Impac Mortgage Holdings, Inc. having a market value (immediately before the triggering event) equal to two times the exercise price of the right.

If at any time after a person acquires 10% or more of our outstanding common stock, (i) Impac Mortgage Holdings, Inc. is acquired in a merger or other business combination transaction in which the holders of all of the outstanding common shares immediately before the consummation of the transaction are not the holders of all of the surviving corporation’s voting power, or (ii) more than 50% of our assets or earning power are sold or transferred, in either case with or to a person who acquires 10% or more of our outstanding common stock, or, if in such transaction all holders of common stock are not treated alike, then each holder of a right (except rights which previously have been voided as described above) shall have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the right.

The purchase price payable, and the number of Series A preferred shares, shares of common stock or other securities issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Series A preferred shares, (ii) upon the grant to holders of the Series A preferred shares of certain rights or warrants to subscribe for or purchase Series A preferred shares at a price (or conversion price as the case may be), less than the then current market price of the Series A preferred shares or (iii) upon the distribution to holders of the Series A preferred shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

The number of outstanding rights and the number of one one-hundredth of a Series A preferred share issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, before the date on which a person acquires 10% or more of our outstanding common stock.

Series A preferred shares purchasable upon exercise of the rights will not be redeemable. Each Series A preferred share will be entitled to 100 votes on all matters submitted to a vote of our stockholders. Each Series A preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but, if greater, will be entitled to an aggregate dividend per share of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Series A preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share, plus accrued and unpaid dividends; thereafter, and after the holders of the common stock receive a liquidation payment of $1.00 per share (as adjusted), the holders of the Series A preferred shares and the holders of the common stock will share the remaining assets in the ratio of 100 to 1 (as adjusted) for each Series A preferred share and share of common stock so held, respectively. Finally, in the event of any merger, consolidation or other transaction in which common stock is exchanged, each Series A preferred share will be entitled to receive 100 times the amount received per share of common stock. The rights are protected by customary antidilution provisions. In the event that the amount of accrued and unpaid dividends on the Series A preferred shares is equivalent to six full quarterly dividends or more (whether or not consecutive), the holders of the Series A preferred shares shall have the right, voting as a class, to elect two directors until all cumulative dividends on the Series A preferred shares have been paid through the last quarterly dividend payment date or until non-cumulative dividends have been paid regularly for at least one year.

With certain exceptions, no adjustment to the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. No fractional Series A preferred shares will be issued (other than fractions which are one one-hundredth or integral multiples of one one-hundredth of a Series A preferred share, which may, at our election, be evidenced by depository receipts). Cash will be issued in lieu of fractional shares.

At any time before the earlier to occur of (i) a person acquiring 10% or more of our outstanding common stock, or (ii) the expiration of the rights, we may redeem all but not less than all of the rights at a price of $.0001 per right.

All of the provisions of the rights agreement may be amended by our board of directors prior to the date the rights become exercisable. After the rights become exercisable, the provisions of the rights agreement may be amended by the board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of rights, or, subject to certain limitations, to shorten or lengthen any time period under the rights agreement.

The rights have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire our company without the approval of our board. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire our company, even if the acquisition may be in the interest of our stockholders. Because our board can redeem the rights or approve a permitted offer, the rights will not interfere with a merger or other business combination approved by our board of directors.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock, common stock or debt securities. Warrants may be issued independently or together with any debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that Series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. That securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific securities warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including (i) in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, or (ii) in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

The following description contains general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information please refer to the senior indenture among a trustee to be selected and us, relating to the issuance of the senior notes, and the subordinated indenture among a trustee to be selected and us, relating to issuance of the subordinated notes. These documents are filed as exhibits to the registration statement, which includes this prospectus.

As used in this prospectus, the term indentures refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. As used in this section, the term trustee refers to either the senior trustee or the subordinated trustee, as applicable.

The following are summaries of material provisions of the senior indenture and the subordinated indenture. They do not restate the indentures in their entirety. The indentures are governed by the Trust Indenture Act of 1939, as amended. We urge you to read the indentures applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

General

Each prospectus supplement will describe the following terms relating to a series of notes:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not such series of notes will be issued in global form, the terms and who the depository will be;

•	the maturity date(s);

•	the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

•	the place(s) where payments shall be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price(s) at which, such series of notes may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, at our option or otherwise, and other related terms and provisions;

•	the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, such series of notes and other related terms and provisions;

•	the denominations in which such series of notes will be issued, if in other than denominations of $1,000 and any integral multiple thereof;

•	any mandatory or optional sinking fund or similar provisions;

•	the currency or currency units of payment of the principal of, premium, if any, and interest on the notes;

•	any index used to determine the amount of payments of the principal of, premium, if any, and interest on the notes and the manner in which such amounts shall be determined;

•	the terms pursuant to which such notes are subject to defeasance;

•	any addition to or change in the events of default with respect to the debt securities of the Series and any change in the right of the trustee or the holders to declare acceleration;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture or in the terms relating to permitted consolidations, mergers or sales of assets;

•	the terms and conditions, if any, pursuant to which such notes are secured or guaranteed; and

•	any other terms (which terms shall not be prohibited by the Indenture).

The notes may be issued as original issue discount securities. An original issue discount security is a note, including any zero-coupon note, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

United States federal income tax consequences applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other consequences applicable to any notes that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue notes with terms different from those of notes previously issued, without the consent of the holders, to reopen a previous issue of a series of notes and issue additional notes of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

The terms, if any, on which a series of notes may be convertible into or exchangeable for our common stock or other securities will be described in the prospectus supplement relating to that series of notes. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of the series of notes would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of notes issued:

•	failure to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred;

•	failure to pay the principal (or premium, if any) when due;

•	failure to observe or perform any other covenant contained in the notes or the indentures (other than a covenant specifically relating to another series of notes), and such failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of that series; and

•	certain events of bankruptcy, insolvency or reorganization of Impac Mortgage Holdings, Inc.

If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice in writing to us (and to the trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such Series and its consequences, except defaults or events of default regarding:

•	payment of principal, premium, if any, or interest; or

•	certain covenants containing limitations on our ability to pay dividends and make payments on debt securities in certain circumstances.

Any such waiver shall cure such default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

•	the trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with certain of the covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

•	to fix any ambiguity, defect or inconsistency in such indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of notes of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we can make the following changes only with the consent of each holder of any outstanding notes affected:

•	extend the fixed maturity of such series of notes;

•	change any of our obligations to pay additional amounts;

•	reduce the principal amount, reduce the rate of or extend the time of payment of interest, or any premium payable upon the redemption of any such notes;

•	reduce the percentage of notes, the holders of which are required to consent to any amendment;

•	reduce the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

•	impair the right to enforce any payment on or with respect to any note;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated notes;

•	if the notes are secured, change the terms and conditions pursuant to which the notes are secured in a manner adverse to the holders of the secured notes;

•	reduce the percentage in principal amount of outstanding notes of any series, the consent by the holders of such notes is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reduce the requirements contained in the applicable indenture for quorum or voting;

•	change currency in which any security or any premium or interest is payable;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modify any of the above provisions.

Form, Exchange, and Transfer

The notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to such series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes may be presented for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed, duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, we will not require a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent initially designated by us for any notes will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If the notes of any Series Are to be redeemed, we will not be required to:

•	issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically described in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any notes on any interest payment date will be made to the person in whose name such notes or one or more predecessor securities are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee will be required to have an office in New York and will be designated as our sole paying agent for payments with respect to notes of each series. Any other paying agents initially designated by us for the notes of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the notes of a particular series.

All moneys paid by us to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the security may then look only to us for payment.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock, warrants or debt securities, or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the common stock, preferred stock, warrants and debt securities comprising the units, including whether and under what circumstances comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FEDERAL INCOME TAX CONSIDERATIONS

Based on various factual representations made by us regarding our operations, in the opinion of McKee Nelson LLP, our tax counsel, commencing with our taxable year ended December 31, 1995, we have been and will continue to be organized in conformity with the requirements for qualification as a REIT under the Code, and our method of operating has enabled us, and our proposed method of operating in the future will enable us, to meet the requirements for qualification and taxation as a REIT. Our qualification as a REIT depends upon our ability to meet the various requirements imposed under the Code through our actual operations. McKee Nelson LLP will not review our operations, and no assurance can be given that our actual operations will meet the requirements imposed under the Code. The opinion of McKee Nelson LLP is not binding on the IRS or any court. The opinion of McKee Nelson LLP is based upon existing law, Treasury regulations, currently published administrative positions of the IRS, and judicial decisions, all of which are subject to change either prospectively or retroactively.

The provisions of the Code pertaining to REITs are highly technical and complex. Under the Code, if certain requirements are met in a taxable year, a REIT generally will not be subject to federal income tax with respect to income that it distributes to its stockholders. If we fail to qualify during any taxable year as a REIT, unless certain relief provisions are available, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, which could have a material adverse effect upon our stockholders.

The following discussion summarizes the material United States federal income tax consequences that relate to our qualification and taxation as a REIT and that flow from an investment in our stock. No assurance can be given that the conclusions set out below, if challenged by the IRS, would be sustained by a court. This discussion deals only with stock that is held as a capital asset, which generally means property that is held for investment. In addition, except to the extent discussed below, this summary does not address tax consequences applicable to you if you are subject to special tax rules. For instance, the discussion does not address tax consequences applicable to the following categories of stockholders:

•	dealers or traders in securities;

•	financial institutions;

•	insurance companies;

•	stockholders that hold our stock as a hedge, part of a straddle, transaction or other arrangement involving more than one position; or

•	stockholders whose functional currency is not the United States dollar.

The discussion set out below is intended only as a summary of the material United States federal income tax consequences of our treatment as a REIT and of an investment in our stock. Taxpayers and preparers of tax returns (including returns filed by any partnership or other arrangement) should be aware that under Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, we are not income tax return preparers and we urge you to consult your own tax advisors regarding the tax consequences of an investment in our stock, including the application to your particular situation of the tax matters discussed below, as well as the application of state, local or foreign tax laws. The statements of United States tax law set out below are based on the laws in force and their interpretation as of the date of this prospectus, and are subject to changes occurring after that date.

REIT Taxation Generally

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our taxable income that we distribute currently to our shareholders. This treatment would substantially eliminate the “double taxation” (at the corporate and shareholder levels) that generally results from investment in a regular corporation. We will be subject to federal income tax, however, in the following instances:

1.	We will be taxed at regular corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains (however, properly designated undistributed capital gains will effectively avoid taxation at the shareholder level). For any taxable year, our “REIT taxable income” is our taxable income computed as though we were a “C” corporation (generally, a corporation subject to full corporate-level tax), adjusted, as provided in Section 857(b) of the Code, to account for various items, including a deduction for dividends paid.

2.	Under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

3.	If we have (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. See “—REIT Qualification—Foreclosure Property” below.

4.	If we have net income from “prohibited transactions” (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), we will be subject to a 100% tax on the amount of such net income. See “—REIT Qualification—Prohibited Transactions” below.

5.	If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but we nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to the product of (i) a fraction intended to reflect our profitability, multiplied by (ii) the greater of (a) the excess of (I) 75% of our gross income (excluding gross income from prohibited transactions) over (II) our gross income that qualifies under the 75% gross income test, or (b) the excess of (I) 95% of our gross income (excluding gross income from prohibited transactions) over (II) our gross income that qualifies under the 95% gross income test.

6.	If we should fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the sum of amounts actually distributed and amounts retained but with respect to which federal income tax was paid.

7.	If we were to acquire assets from a “C” corporation in a transaction in which our basis in those assets was determined by reference to the “C” corporation’s basis, then the excess, if any, of the fair market value of the assets over the tax basis of the assets on the date of acquisition would be “built-in gain” and the assets would be “built-in gain assets.” If we disposed of such built-in gain assets within the ten-year period beginning on the date of their acquisition, then, to the extent of the built-in gain inherent in such assets we would be subject to tax at the highest regular corporate rate applicable.

8.	If we recognize excess inclusion income and have shareholders who are disqualified organizations within the meaning of Section 860E(e)(5) of the Code (generally, an agency or instrumentality of the United States, any state, or any foreign government, or any political subdivision of any of the foregoing), we may have to pay tax at the highest corporate rate on the portion of the excess inclusion income allocable to the shareholders that are disqualified organizations. See “—Taxable Mortgage Pools” below.

REIT Qualification

Summary of Requirements Generally. To qualify as a REIT, we comply with the following technical requirements imposed by the Code:

1.	We must be managed by one or more directors or trustees;

2.	Shares of our stock must be transferable;

3.	We must be taxable as a domestic corporation but for the provisions of the Code applicable to REITs;

4.	We cannot be a financial institution or an insurance company subject to certain provisions of the Code;

5.	Shares of our stock must be beneficially owned by at least 100 persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

6.	No more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (defined for this purpose to include private foundations, certain unemployment compensation trusts, and portions of trusts that are permanently set aside or used for charitable purposes) at any time during the last half of our taxable year;

7.	We must meet certain other tests, described below, regarding the sources from which we derive gross income and the nature of our assets; and

8.	We generally must distribute dividends to our shareholders in an amount that at least equals 90% of our REIT taxable income, determined without regard to the dividends paid deduction and by excluding net capital gain.

We must satisfy requirements 1 through 4, inclusive, during the entire taxable year. For purposes of applying requirement 6, stock attribution rules set forth in Section 544 of the Code treat stock owned by corporations, partnerships, or trusts as though the shareholders, partners, or beneficiaries of those entities owned such stock proportionally. Moreover, under Section 857(h) of the Code, qualified employee pension or profit sharing trusts are not treated as individuals for purposes of requirement 6, but instead, the stock owned by such a trust is considered to be owned by the beneficiaries of the trust based in proportion to their actuarial interests in the trust.

We believe that we will meet the above-enumerated requirements 1 through 6 at all relevant times.

In connection with requirement 6, we are required to send annual letters to our shareholders requesting information regarding the actual ownership of our shares. If we comply with this requirement, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6, then we will be treated as having met requirement 6. If we were to fail to send such annual letters, we would be required to pay either a $25,000 penalty or, if the failure is intentional, a $50,000 penalty. If we fail to send annual letters, the IRS also might require that we take further action to ascertain actual ownership of our shares, and failure to comply with such an additional requirement would result in an additional $25,000 (or $50,000) penalty. No penalty would be assessed in the first instance, however, if the failure to send the letters were due to reasonable cause and not to willful neglect. We send letters annually in a manner that conforms to the requirements of the Code and relevant Treasury Regulations.

In addition, our charter provides restrictions regarding the transfer and ownership of shares of our stock. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in requirements 5 and 6 above. The ownership and transfer restrictions are described in more detail in “Description of Capital Stock—Repurchase of Shares and Restrictions on Transfer.” These restrictions, together with our compliance with the annual shareholder letter requirement described above, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described above. If we fail to satisfy such share ownership requirements, then, unless we qualify for relief, our REIT status may terminate. See “—Failure to Qualify.”

Quarterly Asset Tests. Generally, we must meet the following asset tests at the close of each quarter during each taxable year:

1.	At least 75% of the value of our total assets must be “qualified REIT real estate assets” (described below), government securities or cash and cash items (including receivables);

2.	No more than 25% of the value of our total assets may be securities other than securities in the 75% asset class (for example, government securities, such as agency debentures, and certain mortgage-backed securities, such as agency certificates);

3.	No more than 20% of the value of our total assets may be securities of one or more taxable REIT subsidiaries (described below); and

4.	Except for securities qualifying under the 75% asset test, securities in a taxable REIT subsidiary or “qualified REIT subsidiary,” certain partnership interests, and for purposes of clause (c) below, certain “straight” debt obligations:

(a) we may not hold more than 5% of the value of our total assets in the securities of any one issuer;

(b) we may not hold securities that possess more than 10% of the total voting power of the outstanding securities of any one issuer; and

(c) we may not hold securities that have a value of more than 10% of the total value of the outstanding securities of any one issuer.

The term “qualified REIT real estate assets” means assets of the type described in Section 856(c)(5)(B) of the Code, and generally include—

•	Interests in real property, including fee ownership and co-ownership of land and improvements thereon and leasehold interests and options on land and improvements thereon;

•	Interests in mortgages on real property;

•	Regular and residual interests in REMICs (however if less than 95% of the assets of a REMIC consists of qualified real estate assets, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of that REMIC);

•	Non-REMIC mortgage-backed securities that represent ownership interests in pools of mortgage loans;

•	Shares in other REITs; and

•	Investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

A REIT may hold up to 100% of the stock in a taxable REIT subsidiary. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary by jointly filing a Form 8875 with the IRS. Impac Funding Corporation (“IFC”) has filed such an election to be treated as our taxable REIT subsidiary.

As a taxable REIT subsidiary, IFC will pay federal income tax at the rates applicable to corporations on any income it earns. Moreover, the Code contains rules to ensure contractual arrangements between a taxable REIT subsidiary and the parent REIT are at arm’s length. If interest accrues on an indebtedness owed by a taxable REIT subsidiary to its parent REIT, the REIT is subject to tax at a rate of 100% on the excess of (i) interest payments made by a taxable REIT subsidiary to its parent REIT over (ii) the amount of interest that would have been payable had interest accrued on the indebtedness at a commercially reasonable rate. A tax at a rate of 100% is also imposed on any transaction between a taxable REIT subsidiary and its parent REIT to the extent the transaction gives rise to deductions to the taxable REIT subsidiary that are in excess of the deductions that would have been allowable had the transaction been entered into on arm’s-length terms. We scrutinize all of our transactions with IFC in an effort to ensure that we do not become subject to these taxes. We cannot assure you, however, that we will be able to avoid application of these taxes.

If we own 100% of the stock of a subsidiary corporation for which we do not make a taxable REIT subsidiary election, the subsidiary will be a qualified REIT subsidiary. As such, the qualified REIT subsidiary’s separate existence will be disregarded for federal income tax purposes, and its assets, liabilities, and items of income, deduction and credit will be treated as our assets, liabilities, and items of income, deduction, and credit. Although a qualified REIT subsidiary will not be subject to federal corporate income taxation, it may be subject to state and local taxation in certain jurisdictions.

We believe that, because we will own a large portfolio of mortgage loans and agency securities we have satisfied and will be able to satisfy the asset tests for each calendar quarter. We will manage our portfolio of assets to comply with the asset tests.

If we satisfy the asset tests at the close of any calendar quarter, but fail to meet any of the asset tests as of the close of a subsequent calendar quarter and such failure is due to the acquisition of securities or other assets, the Code allows us a 30-day period following the close of the calendar quarter to come into compliance with the asset tests. If we do cure a failure within the 30-day period, we will be treated as having satisfied the asset tests at the close of the calendar quarter. We will not fail the quarterly asset tests if a discrepancy exists between the value of our assets and the requirements of the asset tests if such discrepancy is attributable solely to fluctuations in the market values of our assets.

In addition, for calendar years beginning after December 31, 2005, if we fail to satisfy the quarterly asset test for any quarter we will not lose our REIT status as a result of such failure if either (i) such failure is regarded as a de minimis failure under standards set out in the 2004 Act, or (ii) the failure is greater than a de minimis failure but is attributable to reasonable cause and not willful neglect. In the case of a greater than de minimis failure, however, the REIT must pay a tax and must remedy the failure within 6 months of the close of the quarter in which such failure occurred.

Gross Income Tests. To qualify as a REIT, generally we must meet the following gross income tests for each taxable year:

1.	At least 75% of our gross income must be derived from the real estate sources specified in Section 856(c)(3) of the Code, including—

(a) Rents from real property;

(b) Interest income on obligations secured by mortgages on real property or on interests in real property;

(c) Income derived from REMIC regular or residual interests (provided that if less than 95% of the REMIC’s assets are qualifying REIT real estate assets, determined as if we held them directly, then only a proportionate amount of the income will be qualifying income for purposes of this test);

(d) Gain from the disposition of qualified REIT real estate assets, including mortgage loans and agency certificates (other than dispositions treated as prohibited transactions, as described below);

(e) Income or gain from foreclosure property (as described below);

(f) Dividends or other distributions on, and gain from the sale of, stock in other REITs;

(g) Amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property (other than amounts that depend on the income or profits of any person); and

(h) “Qualified temporary investment income” (generally, income we earn from investing new capital raised through equity offerings or public debt offerings with at least a five-year term, provided we receive or accrue that income within one year of acquiring such new capital).

2.	At least 95% of our gross income for each taxable year must be derived from sources of income specified in Section 856(c)(2) of the Code, which include—

(a) The types of gross income described in paragraph 1 above;

(b) Dividends;

(c) Interest (such as interest on agency debentures);

(d) Income derived from certain hedging transactions, or gain from the disposition or termination of certain hedging transactions, entered into to manage interest rate risk with respect to indebtedness incurred or to be incurred to carry real estate assets; and

(e) Gains from the sale of stock or securities (other than sales that are prohibited transactions).

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under Section 856(c)(6) of the Code. Such relief will be available if we could demonstrate that our failure to satisfy the tests was due to reasonable cause and was not due to willful neglect, we attach to our federal income tax return a schedule showing the sources and amounts of each item of our gross income, and the inclusion of any incorrect information set forth in that schedule is not due to fraud with intent to evade tax. We cannot know at this time whether we would, in all circumstances, be able to avail ourselves of the relief provided under Section 856(c)(6) of the Code. For example, if we failed the 75% gross income test because more than 25% of our gross income represented dividends we received from IFC, the IRS could determine that our failure of the test would not satisfy the reasonable cause standard. If we failed one of the tests and we were ineligible for relief, we would fail to qualify as a REIT. Moreover, even if we qualify for relief, we will be subject to a 100% tax on an amount equal to the product of (i) a fraction intended to reflect our profitability, multiplied by (ii) the greater of (a) the excess of (I) 75% of our gross income (excluding gross income from prohibited transactions) over (II) our gross income that qualifies under the 75% gross income test, or (b) the excess of (I) 95% of our gross income (excluding gross income from prohibited transactions) over (II) our gross income that qualifies under the 95% gross income test.

For purposes of the gross income tests, our income includes 100% of the income earned by a disregarded entity in which we hold the sole equity interest, such as a qualified REIT subsidiary or a wholly-owned trust or limited liability company. In addition, our gross income will include our allocable share of the income of any entity that is treated as a partnership for federal income tax purposes.

Gross income we derive from the sale of property (other than foreclosure property, as described below) that we hold for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator of both gross income tests.

We believe that we will be able to satisfy the 95% and 75% gross asset tests because, as explained below, the income from the mortgage loans we own will be qualifying income for purposes of both tests. We will monitor the amount of our non-qualifying income throughout the year and we will endeavor to manage our portfolio to comply with the gross income tests.

The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. The dividends we receive from IFC or any other corporation (other than a qualified REIT subsidiary) in which we own an interest, will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We intend to limit the amount of dividends we receive from taxable REIT subsidiaries so as to avoid failing the 75% gross income test.

Interest. For purposes of both of the gross income tests, the term interest excludes any amount that is based on the income or profits of any person. Thus, interest based on net rental income from mortgaged property would not be qualifying income. We do not anticipate holding assets that would provide for such payments.

Generally, interest on mortgage loans and mortgage-backed certificates, including any original issue discount, market discount, prepayment premiums, late payment fees, and assumptions fees, but not any amount that represents compensation for services, will be qualifying income for purposes of both gross income tests.

Fee Income. Any fees that we might receive as consideration for a commitment to acquire mortgage-backed certificates would represent qualifying income for purposes of both the 75% and 95% gross income tests (provided such fees are not based on the income or profits of any person).

Hedging Transactions. The treatment of hedging transactions under the tax rules applicable to REIT qualification is not entirely clear. Section 856(c)(5)(G) of the Code provides that income and gain derived from certain transactions entered into by a REIT to manage interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets, such as mortgage loans, is excluded from gross income for purposes of the 95% gross income test. It is included in gross income for purposes of the 75% gross income test, but it is not qualifying income for purposes of the 75% gross income test. The treatment of hedges entered into to hedge risks other than interest rate risk, or to hedge assets rather than indebtedness, is not clear.

Rents from Real Property. We do not intend to own any significant amount of real property for the production of rental income.

Prohibited Transactions. We will incur a 100% tax on the net income we derive from a sale or other disposition of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of our trade or business. We refer to each such sale as a prohibited transaction. Although we do not intend to engage in any prohibited transactions, whether we are considered to hold an asset for sale to customers in the ordinary course of our business is a question of fact. Section 857(b)(6)(C) of the Code sets forth certain safe harbors under which certain sales of property will not be considered to be prohibited transactions. We will endeavor to structure any asset sales to qualify under the safe harbors. We cannot assure you, however, that we will always be able to avoid holding assets for sale to customers in the ordinary course of business or to avail ourselves of the safe harbors.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property, that we acquire as a result of having bid in the property at foreclosure, or we otherwise reduce to ownership or possession by agreement or process of law, after there has been a default or default was imminent on a lease of such property or on indebtedness secured by such property. We must, however, elect to treat the property as foreclosure property on or before the due date of our tax return for the year in which we acquire the property. Moreover, property will not qualify as foreclosure property if we acquired the related mortgage loan at a time when default was imminent or anticipated, or if we obtained the mortgage loan as consideration for our disposition of property in a prohibited transaction.

Distribution Requirements. We generally must distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gain) and (b) 90% of the net income (after tax, if any) from foreclosure property, minus (2) the sum of certain items of non-cash income. In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition). We do not anticipate holding any assets having built-in-gain.

We are not required to distribute our net capital gains. Rather than distribute them, we may elect to retain and pay the federal income tax on them, in which case our shareholders will (i) include their proportionate share of the undistributed net capital gains in income, (ii) receive a credit for their share of the federal income tax we pay and (iii) increase the basis in their stock by the difference between their share of the capital gain and their share of the credit.

Distribution of “Earnings and Profits” Attributable to a “C” Corporation. To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits attributable to a “C” corporation taxable year. We do not have any such earnings and profits nor do we anticipate acquiring any corporation in a transaction in which we would succeed to their earnings and profits.

Taxation as a REIT. In any year in which we qualify as a REIT, we generally will not be subject to federal income tax on that portion of our taxable income or net capital gain that we distribute to our shareholders. We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income for prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distributions over the amounts we actually distribute.

Failure to Qualify. If we fail to qualify as a REIT in any taxable year and the relief provisions provided in the Code do not apply, we will be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income in that taxable year and all subsequent taxable years at the regular corporate income tax rates. We will not be allowed to deduct distributions to shareholders in these years, nor will the Code require us to make distributions. In such event, we will not be allowed to designate any distributions as capital gains dividends, and you will not receive any share of our tax preference items. In addition, distributions to most domestic noncorporate shareholders, to the extent of our current and accumulated earnings and profits, would generally be taxable at capital gains tax rates. Subject to certain limitations of the federal income tax laws, domestic corporate shareholders might be eligible for the dividends received deduction. Further, unless entitled to the relief provisions of the Code, we also will be barred from re-electing REIT status for the four taxable years following the year in which we fail to qualify. We intend to monitor on an ongoing basis our compliance with the REIT requirements described above. To maintain our REIT status, we will be required to limit the types of assets that we might otherwise acquire, or hold some assets at times when we might otherwise have determined that the sale or other disposition of these assets would have been more prudent.

The 2004 Act, in addition to amending the relief provisions applicable for certain failures of the annual gross income tests and adding relief provisions for failure of the quarterly asset tests, provides relief for failures of other tests imposed as a condition of REIT qualification, as long as such failures are attributable to reasonable cause and not willful neglect. A REIT would be required to pay a penalty of $50,000, however, in the case of each such failure. The above-described changes apply for taxable years of REITs beginning after the date of enactment.

Taxation of U.S. Shareholders

For purposes of this discussion, a “U.S. Shareholder” is a shareholder who is a “U.S. Person.” A U.S. Person is a person who is:

•	A citizen or resident of the United States;

•	A corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof;

•	An estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	A trust, if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 26, 1996, was treated as a domestic trust before such date, and has made an election to continue to be treated as a U.S. person.

Distributions. Unless you are a tax-exempt entity, distributions that we make to you, including constructive distributions, generally will be subject to tax as ordinary income to the extent of our current and accumulated earnings and profits as determined for federal income tax purposes. If the amount we distribute to you exceeds your allocable share of current and accumulated earnings and profits, the excess will be treated as a return of capital to the extent of your adjusted basis in your stock, which will reduce your basis in your stock but will not be subject to tax. To the extent the amount we distribute to you exceeds both your allocable share of current and accumulated earnings and profits and your adjusted basis, this excess amount will be treated as a gain from the sale or exchange of a capital asset.

Distributions to our corporate shareholders, whether characterized as ordinary income or as capital gain, are not eligible for the corporate dividends received deduction.

Generally, dividends that we pay are taxable to you at the rates applicable to ordinary income. There are, however, three instances in which dividends we pay to you will be taxable at the rates applicable to net capital gains. First, distributions that we designate as capital gain dividends generally will be taxable in your hands as long-term capital gains, but only to the extent such distributions do not exceed our actual net capital gain for the taxable year. If we realize a loss for the taxable year, you will not be permitted to deduct any share of that loss. Second, to the extent we receive dividends from a “C” corporation, such as a taxable REIT subsidiary, we will be able to designate the dividends that we pay to you as eligible for taxation at the rate applicable to net capital gains. Finally, to the extent we pay corporate level tax on income or gain in one year, such as the tax on built-in-gains, we can designate dividends as eligible for taxation at the rates applicable to net capital gains to the extent of the amount of such income in excess of the tax paid thereon. Dividends described in the preceding two sentences will generally qualify to be taxed at the rates applicable to net capital gains if you hold our common stock for more than 60 days during the 120-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

Rather than distribute our net capital gains, we may elect to retain and pay the federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the federal income tax we pay and (iii) increase the basis in your stock by the difference between your share of the capital gain and your share of the credit.

Post Year-end Dividends. Dividends that we declare during the last quarter of a calendar year and actually pay, to you during January of the following taxable year generally are treated as if we had paid, and you had received them, on December 31 of the calendar year and not on the date actually paid. In addition, we may elect to treat other dividends distributed after the close of the taxable year as having been paid during the taxable year, so long as they meet the requirements described in the Code, but you will be treated as having received these dividends in the taxable year in which the distribution is actually made.

Gain of Disposition. If you sell or otherwise dispose of our stock, you will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and your adjusted basis in our stock, which gain or loss will be long-term if the stock is held for more than one year. Any loss recognized on the sale or exchange of stock held for six months or less generally will be treated as a long-term capital loss to the extent of (1) any long-term capital gain dividends you receive with respect to our stock and (2) your proportionate share of any long-term capital gains that we retain.

Failure to Qualify. If we fail to qualify as a REIT in any year, distributions we make to you will be taxable in the same manner discussed above, except that:

•	We will not be allowed to designate any distributions as capital gain dividends;

•	Distributions (to the extent they are made out of our current and accumulated earnings and profits) will be eligible for the corporate dividends received deduction and generally will be taxable to domestic non-corporate shareholders at rates applicable to net capital gains, so long as certain holding period requirements are satisfied;

•	The excess inclusion income rules will not apply to the distributions we make;

•	You will not receive any share of our tax preference items; and

•	Dividends that we declare in the last quarter of the calendar year but pay to you in January would not be treated as though we had paid them to you on the immediately preceding December 31.

In this event, however, we could be subject to substantial federal income tax liability as a “C” corporation, and the amount of earnings and cash available for distribution to you and other shareholders could be significantly reduced or eliminated.

Information Reporting and Backup Withholding—U.S. Shareholders. For each calendar year, we will report to our U.S. Shareholders and to the IRS the amount of distributions that we pay, and the amount of tax (if any) that we withhold on these distributions. Under the backup withholding rules, you may be subject to backup withholding tax with respect to distributions paid unless you:

•	Are a corporation or come within another exempt category and demonstrate this fact when required; or

•	Provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax and otherwise comply with the applicable requirements of the backup withholding tax rules.

A U.S. Shareholder may satisfy this requirement by providing us an appropriately prepared Form W-9. If you do not provide us with your correct taxpayer identification number, then you may also be subject to penalties imposed by the IRS.

Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding tax rules will be refunded or credited against your U.S. federal income tax liability, provided you furnish the required information to the IRS.

Taxation of Tax-Exempt Entities

The discussion under this heading only applies to you if you are a tax-exempt entity. Subject to the discussion below regarding a pension-held REIT, distributions received from us or gain realized on the sale of our stock will not be taxable as unrelated business taxable income (UBTI), provided that:

•	You have not incurred indebtedness to purchase or hold our stock;

•	You do not otherwise use our stock in a trade or business unrelated to your exempt purpose; and

•	We do not distribute dividends to you that are treated as representing excess inclusion income.

In addition, a substantial portion of the distributions you receive may constitute UBTI if we are treated as a “pension-held REIT” and you are a “qualified pension trust” that holds more than 10% by value of our stock at any time during a taxable year. For these purposes, a “qualified pension trust” is any pension or other retirement trust that satisfies the requirements imposed under Section 401(a) of the Code. We will be treated as a “pension-held REIT” if (1) we would not be a REIT if we had to treat stock held in a qualified pension trust as owned by the trust (instead of as owned by the trust’s multiple beneficiaries) and (2) (a) at least one qualified pension trust holds more than 25% of our stock by value, or (b) one or more qualified pension trusts (each owning more than 10% of our stock by value) holds in the aggregate more than 50% of our stock by value. Assuming compliance with the ownership limit provisions set forth in our charter, it is unlikely that pension plans will accumulate sufficient stock to cause us to be treated as a pension-held REIT.

If you are a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust, or qualified group legal services plan exempt from federal taxation under Sections 501(c)(7), (c)(9), (c)(17), or (c)(20) of the Code, respectively, then distributions received by you may also constitute UBTI. We urge you to consult your tax advisors concerning the applicable set aside and reserve requirements. See “Taxation of U.S. Shareholders.”

United States Federal Income Tax Considerations Applicable to Foreign Shareholders

The discussion under this heading only applies to you if you are not a U.S. person (hereinafter, a “foreign shareholder”).

This discussion is only a brief summary of the U.S. federal tax consequences that apply to you, which are highly complex, and does not consider any specific facts or circumstances that may apply to you and your particular situation. We urge you to consult your tax advisors regarding the U.S. federal tax consequences of acquiring, holding and disposing of our stock, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

Distributions. Except for distributions designated as capital gains dividends, distributions you receive from us generally will be subject to federal withholding tax at the rate of 30%, to the extent of our current and accumulated earnings and profits, unless reduced or eliminated by an applicable tax treaty or unless the distributions are treated as effectively connected with your U.S. trade or business. Dividend distributions that are attributable to excess inclusion income will not be eligible for exemption from tax or any reduction in the rate of tax. If you wish to claim the benefits of an applicable tax treaty, you may need to satisfy certification and other requirements, such as providing Form W-8BEN. If you wish to claim that our distributions are effectively connected with your U.S. trade or business, you may need to satisfy certification and other requirements such as providing Form W-8ECI. A distribution to a foreign partnership is treated, with some exceptions, as a distribution directly to the partners so that the partners are required to provide the required certifications.

Distributions you receive that are in excess of our earnings and profits will be treated as a tax-free return of capital to the extent of your adjusted basis in your stock. If the amount of the distribution also exceeds your adjusted basis, this excess amount will be treated as gain from the sale or exchange of your stock as described below. If we cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, the distribution will be subject to withholding at the same rate as dividends. These withheld amounts, however, will be refundable or creditable against your U.S. federal tax liability if we subsequently determine that the distribution was, in fact, in excess of our earnings and profits. If you receive a distribution that is treated as being effectively connected with your conduct of a trade or business within the United States, the distribution will be subject to the U.S. federal income tax on net income that applies to U.S. persons generally, and may be subject to the branch profits tax if you are a corporation.

Distributions that we make to you and designate as capital gains dividends, other than those attributable to the disposition of a U.S. real property interest, generally will not be subject to U.S. federal income taxation, unless:

•	Your investment in our stock is effectively connected with your conduct of a trade or business within the United States; or

•	You are a nonresident alien individual who is present in the United States for 183 days or more in the taxable year and other requirements are met.

Distributions that are attributable to a disposition of U.S. real property interests (which term excludes interests in mortgage loans) are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Act of 1980, or FIRPTA, and may also be subject to branch profits tax if you are a corporation that is not entitled to treaty relief or exemption. We do not, however, anticipate recognizing any gain attributable to the disposition of U.S. real property interests, as defined by FIRPTA. Existing Treasury Regulations interpreting the FIRPTA provisions of the Code could be read as imposing a withholding tax at a rate of 35% on all of our capital gain dividends even if no portion of the capital gains we recognize during the year are attributable to our disposition of a U.S. real property interest. With our taxable year beginning January 1, 2005, however, a foreign investor that does not own more than 5% of our stock at any time during the taxable year will not be subject to the FIRPTA rules with respect to any of our distributions.

Gain on Disposition. You generally will not be subject to U.S. federal income tax on gain recognized on a sale or other disposition of our stock unless:

•	The gain is effectively connected with your conduct of a trade or business within the United States; or

•	You are a nonresident alien individual who holds our stock as a capital asset and are present in the United States for 183 or more days in the taxable year and other requirements are met.

Gain that is effectively connected with your conduct of a trade or business within the United States will be subject to the U.S. federal tax on net income that applies to U.S. persons generally and may be subject to the branch profits tax if you are a corporation. However, these effectively connected gains will generally not be subject to withholding. We urge you to consult applicable treaties, which may provide for different rules.

Under FIRPTA, you could be subject to tax on gain recognized from a sale or other disposition of your stock if we were to both (1) hold U.S. real property interests in excess of certain thresholds and (2) fail to qualify as a domestically-controlled REIT. We do not expect to hold U.S. real property interests in excess of the threshold.

Information Reporting and Backup Withholding Tax. The information reporting and backup withholding tax requirements (discussed above) will generally not apply to foreign holders in the case of distributions treated as (1) dividends subject to the 30% (or lower treaty rate) withholding tax (discussed above), or (2) capital gain dividends. Also, as a general matter, backup withholding and information reporting will not apply to the payment of proceeds from shares sold by or through a foreign office of a foreign broker. However, in some cases (for example, a sale of shares through the foreign office of a U.S. broker), information reporting is required unless the foreign holder certifies under penalty of perjury that it is a foreign holder, or otherwise establishes an exemption. A foreign shareholder may satisfy this requirement by using an appropriately prepared Form W-8BEN.

Federal Estate Taxes. In general, if an individual who is not a citizen or resident (as defined in the Code) of the United States owns (or is treated as owning) our stock at the date of his or her death, such stock will be included in the individual’s gross estate for federal estate tax purposes, unless an applicable treaty provides otherwise.

Taxable Mortgage Pools

A taxable mortgage pool is any entity (or in certain cases, a portion of an entity) other than a REMIC, if

1.	Substantially all (generally, more than 80%) of the assets of which consist of debt obligations and more than 50% of such debt obligations are real estate mortgages;

2.	That issues two or more classes of debt obligations having different maturities; and

3.	The timing and amount of payments or projected payments on the debt obligations issued by the entity are determined in large part by the timing and amount of payments the entity receives on the debt obligations we hold as assets.

If a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then a portion of the REIT’s income will be treated as excess inclusion income and a portion of the dividends the REIT pays to its shareholders will be considered to be excess inclusion income. You cannot offset excess inclusion income with net operating losses or otherwise allowable deductions. Moreover, if you are a tax-exempt shareholder, such as a domestic pension fund, you must treat excess inclusion income as unrelated business taxable income. If you are not a U.S. shareholder, your dividend distributions may be subject to withholding tax, without regard to any exemption or reduction in rate that might otherwise apply, with respect to your share of excess inclusion income. The manner in which excess inclusion income would be allocated among shares of different classes of our stock or how such income is to be reported to shareholders is not clear under current law.

Although we leverage our investments in mortgage loans, we believe that our financing transactions do not cause any portion of our assets to be treated as a taxable mortgage pool and we do not expect that any portion of our dividend distributions will be treated as excess inclusion income.

State and Local Taxes

You may be subject to state or local taxation in various jurisdictions, including those in which you transact business or reside. The state and local tax treatment that applies to you may not conform to the federal income tax consequences discussed above. Consequently, we urge you to consult your own tax advisors regarding the effect of state and local tax laws.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers, or to investors directly or through agents. Shares may also be sold in one or more of the following transactions:

•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

•	through a combination of such methods.

Each prospectus supplement will describe the terms of the securities to which such prospectus supplement relates, the name or names of any underwriters, dealers or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities, the net proceeds to us and any securities exchanges or associations on which such securities may be listed. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will also be set forth in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time include UBS Securities LLC, Bear, Stearns & Co. Inc. and Brinson Patrick Securities Corporation.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price(s) or at varying or market prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

If so indicated in a prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. Broker-dealers may also receive compensation from purchasers of the shares, which is not expected to exceed that customary in the types of transactions involved.

Any underwriter, dealer or agent participating in the distribution of the securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold and any discounts or commissions received by them, and any profit realized by them on the same or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We do not, nor does any underwriter, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of such securities. In addition, we do not, nor does any underwriter, make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will be discontinued without notice.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock and the 9.125% Series C Cumulative Redeemable Preferred Stock, which is listed on the New York Stock Exchange. Any common stock or 9.125% Series C Cumulative Redeemable Preferred Stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock and the 9.125% Series C Cumulative Redeemable Preferred Stock, may or may not be listed on a national securities exchange.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking and general financing services to us for which they have in the past received, and may in the future receive, customary fees. We have secured repurchase facilities with UBS Securities LLC and an affiliate of Bear, Stearns & Co. Inc.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Kirkpatrick & Lockhart Nicholson Graham LLP, Los Angeles, California. McKee Nelson LLP, Washington, D.C. will be providing the legal opinions referred to under “Federal Income Tax Considerations” in this prospectus.

EXPERTS

The consolidated financial statements of Impac Mortgage Holdings, Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses KPMG LLP’s opinion that Impac Mortgage Holdings, Inc. did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states:

1) The Company’s internal controls intended to ensure the proper accounting and reporting for certain complex transactions and financial reporting matters were not designed or operating effectively as of December 31, 2004. For these purposes, complex transactions and financial reporting matters include those relating to the transfer of financial assets, derivative financial instruments, state income tax exposure items, and the income tax effect of intercompany transfers of financial assets between taxable and non-taxable operating segments. Specifically, the Company did not employ an adequate number of personnel in its accounting and finance departments with appropriate skills and expertise to ensure that the accounting and reporting for certain complex transactions and financial reporting matters included in the Company’s financial statements were in accordance with U.S. generally accepted accounting principles. As a result of these ineffective controls, the Company incorrectly recorded gains on sales of mortgage servicing rights when the related mortgage loans were sold to its parent company, the REIT. These gains on sales of mortgage servicing rights should have been recorded as an adjustment to the carrying value of the retained mortgage loans and recognized as a yield adjustment over the remaining term of the loans. In addition, the Company did not identify certain loan purchase commitments as derivative financial instruments. Lastly, the Company did not prepare and maintain sufficient documentation of certain derivative financial instrument transactions to support hedge accounting. As a result, the Company did not reflect fluctuations in the estimated fair value of these derivative financial instruments in earnings in the period of change, as required by U.S. generally accepted accounting principles. The Company restated its financial statements in 2004 to correct these material errors in accounting for the years ended December 31, 2003, 2002 and 2001, and three months ended March 31, 2004 and 2003, the three and six months ended June 30, 2004 and 2003, and the three and nine months ended September 30, 2003.

2) The Company’s internal control over financial reporting intended to ensure adequate access and change control over end-user computing spreadsheets were not designed properly as of December 31, 2004. In addition, the information technology general controls related to access and program changes were deficient as of year end, resulting in a potential lack of reliability and integrity of the financial information which is used in these spreadsheets. As a result, although no actual misstatement was identified, there is a more than remote likelihood that financial statements and related footnote disclosures could be materially misstated. Specifically, there is the potential that an error could be reflected in the financial reporting and related disclosure of the allowance for loan losses, asset sales and securitizations and related yield adjustments on retained interests, and mortgage loan characteristics tables as a result of this material weakness in internal control over financial reporting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the offerings of the securities being registered hereby, other than underwriting commissions and discounts. All of such expenses are estimates except for the Securities and Exchange Commission filing fees.

Item	Amount
Securities and Exchange Commission registration fee	$117,700.00
NYSE fees	220,000.00
Printing and engraving expenses	200,000.00
Legal fees and expenses	500,000.00
Accounting fees and expenses	150,000.00
Transfer agent fees	35,000.00
Trustee fees and expenses	10,000.00
Miscellaneous expenses	67,300.00

Total	$1,300,000.00

Item 15.	Indemnification of Directors and Officers.

The Maryland General Corporation Law, as amended from time to time, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services, (b) active and deliberate dishonesty or bad faith established by a final judgment as being material to the cause of action or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Registrant’s charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The Registrant’s charter authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer or (2) any individual who, while a director of Registrant and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of Registrant. The Registrant’s bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while a director of Registrant and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The charter and bylaws of the Registrant also permit it to indemnify and advance expenses to any person who served a predecessor of Registrant in any of the capacities described above and to any of our employees or agents or a predecessor of Registrant.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. However, under Maryland law the Registrant may not indemnify a director or advance expenses for a proceeding brought by that director against the Registrant except for (1) proceedings brought by that director to enforce indemnification or (2) as expressly provided otherwise in the Registrant’s charter, Registrant’s bylaws, a resolution of the board of directors, or an agreement approved by the board of directors.

In addition, the Registrant has entered into Indemnification Agreements approved by its board of directors with its officers and directors pursuant to which the Registrant has agreed to indemnify such individuals and to advance expenses incurred in defending any action or proceeding. The Registrant maintains for the benefit of its officers and directors, officers’ and directors’ insurance.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	The form of any Underwriting Agreement will be filed as an exhibit to a current report of the Registrant on Form 8-K and incorporated by reference herein.

3.1	Charter of the Registrant (incorporated by reference to the corresponding exhibit number to the Registrant’s Registration Statement on Form S-11, as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

3.1(a)	Certificate of Correction of the Registrant (incorporated by reference to exhibit 3.1(a) of the Registrant’s 10-K for the year ended December 31, 1998).

3.1(b)	Articles of Amendment of the Registrant (incorporated by reference to exhibit 3.1(b) of the Registrant’s 10-K for the year ended December 31, 1998).

3.1(c)	Articles of Amendment for change of name to charter of the Registrant (incorporated by reference to exhibit number 3.1(a) of the Registrant’s Current Report on Form 8-K, filed February 11, 1998).

3.1(d)	Articles Supplementary and Certificate of Correction for Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to exhibit 3.1(d) of the Registrant’s 10-K for the year ended December 31, 1998).

3.1(e)	Articles Supplementary for Series B 10.5% Cumulative Convertible Preferred Stock of the Registrant (incorporated by reference to exhibit 3.1(b) of the Registrant’s Current Report on Form 8-K, December 23, 1998).

3.1(f)	Articles Supplementary for Series C 10.5% Cumulative Convertible Preferred Stock of the Registrant (incorporated by reference to the corresponding exhibit number of the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2000).

3.1(g)	Certificate of Correction for Series C Preferred Stock of the Registrant (incorporated by reference to the corresponding exhibit number of the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2000).

3.1(h)	Articles Supplementary, filed with the State Department of Assessments and Taxation of Maryland on July 12, 2002, reclassifying Series C Preferred Stock of the Registrant (incorporated by reference to exhibit 9 of the Registrant’s Form 8-A/A, Amendment No. 2, filed July 30, 2002).

3.1(i)	Articles of Amendment, filed with the State Department of Assessments and Taxation of Maryland on July 16, 2002, increasing authorized shares of Common Stock of the Registrant (incorporated by reference to exhibit 10 of the Registrant’s Form 8-A/A, Amendment No. 2, filed July 30, 2002).

3.1(j)	Resolution to Change Principal Officer or Resident Agent, filed with the State Department of Assessments and Taxation of Maryland on September 10, 2002 (incorporated by reference to exhibit 3.1(j) of the Registrant’s Form 10-K for the year ended December 31, 2002).

3.1(k)	Articles Supplementary designating 9.375% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, filed with the State Department of Assessments and Taxation of Maryland on May 26, 2004 (incorporated by reference to Exhibit 3.8 of the Registrant’s Form 8-A/A, Amendment No. 1, filed with the Securities and Exchange Commission on June 30, 2004).

3.1(l)	Articles of Amendment, filed with the State Department of Assessments and Taxation of Maryland on June 22, 2004, amending and restating Article VII of the Registrant’s Charter (incorporated by reference to Exhibit 7 of the Registrant’s Form 8-A/A filed with the Securities and Exchange Commission on June 30, 2004).

3.1(m)	Articles Supplementary designating the Company’s 9.125% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, filed with the State Department of Assessments and Taxation of Maryland on November 18, 2004 (incorporated by reference to Exhibit 3.10 of the Registrant’s Form 8-A filed with the Securities and Exchange Commission on November 19, 2004).

3.2	Bylaws of the Registrant, as amended and restated (incorporated by reference to the corresponding exhibit number of the Registrant’s Quarterly Report on Form 10-Q for the period ending March 31, 1998).

3.2(a)	Amendment to Bylaws of the Registrant (incorporated by reference to Exhibit 3.2(a) of the Registrant’s Registration Statement on Form S-3 (File No. 333-111517) filed with the Securities and Exchange Commission on December 23, 2003).

3.2(b)	Second Amendment to Bylaws of the Registrant (incorporated by reference to Exhibit 3.2(b) of the Registrant’s Form 8-A, filed with the Securities and Exchange Commission on April 1, 2005).

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement of Form S-11 as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

4.2	Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to exhibit 4.2 of the Registrant’s Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on October 14, 1998).

4.2(a)	Amendment No. 1 to Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to Exhibit 4.1(a) of the Registrant’s Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 23, 1998).

4.3	Specimen Certificate representing the 9.375% Series B Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-A, filed with the Securities and Exchange Commission May 27, 2004).

4.4	Specimen Certificate representing the 9.125% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-A, filed with the Securities and Exchange Commission November 19, 2004).

4.5*	Form of Senior Indenture.

4.6*	Form of Subordinated Indenture.

4.7	The form of any Senior Note with respect to each particular series of Senior Notes issued hereunder will be filed as an exhibit to a current Report of the Registrant on Form 8-K and incorporated by reference herein.

4.8	The form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder will be filed as an exhibit to a current Report of the Registrant on Form 8-K and incorporated by reference herein.

4.9	The form of any articles supplementary with respect to any preferred stock issued hereunder will be filed as an exhibit to a current Report of the Registrant on Form 8-K and incorporated by reference herein.

4.10	The form of any Warrant Agreement with respect to any warrant served hereunder will be filed as an exhibit to a current Report of the Registrant on Form 8-K and incorporated by reference herein.

4.11	The form of any warrant with respect to each series of warrants will be filed as an exhibit to a current Report of the Registrant on Form 8-K and incorporated by reference herein.

5.1*	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.

8.1*	Opinion of McKee Nelson LLP as to tax matters.

12.1	Computation of Ratio of Earnings to Fixed Charges and Preference Dividends.

23.1	Consent of KPMG LLP.

23.2*	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).

23.3*	Consent of McKee Nelson LLP (contained in Exhibit 8.1).

24.1*	Power of Attorney (included on signature page).

25.1	The form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1934 will be filed as an exhibit to a current report of the Registrant on Form 8-K and incorporated by reference herein.

*	Previously filed.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraph (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, when applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 2nd day of September 2005.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/S/ RICHARD J. JOHNSON
Richard J. Johnson
Chief Financial Officer and Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Joseph R. Tomkinson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 2, 2005

* William S. Ashmore	Chief Operating Officer, President and Director	September 2, 2005

/s/ RICHARD J. JOHNSON Richard J. Johnson	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	September 2, 2005

/s/ GRETCHEN D. VERDUGO Gretchen D. Verdugo	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 2, 2005

* James Walsh	Director	September 2, 2005

Frank P. Filipps	Director	September 2, 2005

* Stephan R. Peers	Director	September 2, 2005

* William E. Rose	Director	September 2, 2005

* Leigh J. Abrams	Director	September 2, 2005

*By:	/s/ RICHARD J. JOHNSON
Richard J. Johnson Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	The form of any Underwriting Agreement will be filed as an exhibit to a current report of the Registrant on Form 8-K and incorporated by reference herein.

3.1	Charter of the Registrant (incorporated by reference to the corresponding exhibit number to the Registrant’s Registration Statement on Form S-11, as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

3.1(a)	Certificate of Correction of the Registrant (incorporated by reference to exhibit 3.1(a) of the Registrant’s 10-K for the year ended December 31, 1998).

3.1(b)	Articles of Amendment of the Registrant (incorporated by reference to exhibit 3.1(b) of the Registrant’s 10-K for the year ended December 31, 1998).

3.1(c)	Articles of Amendment for change of name to charter of the Registrant (incorporated by reference to exhibit number 3.1(a) of the Registrant’s Current Report on Form 8-K, filed February 11, 1998).

3.1(d)	Articles Supplementary and Certificate of Correction for Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to exhibit 3.1(d) of the Registrant’s 10-K for the year ended December 31, 1998).

3.1(e)	Articles Supplementary for Series B 10.5% Cumulative Convertible Preferred Stock of the Registrant (incorporated by reference to exhibit 3.1(b) of the Registrant’s Current Report on Form 8-K, December 23, 1998).

3.1(f)	Articles Supplementary for Series C 10.5% Cumulative Convertible Preferred Stock of the Registrant (incorporated by reference to the corresponding exhibit number of the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2000).

3.1(g)	Certificate of Correction for Series C Preferred Stock of the Registrant (incorporated by reference to the corresponding exhibit number of the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2000).

3.1(h)	Articles Supplementary, filed with the State Department of Assessments and Taxation of Maryland on July 12, 2002, reclassifying Series C Preferred Stock of the Registrant (incorporated by reference to exhibit 9 of the Registrant’s Form 8-A/A, Amendment No. 2, filed July 30, 2002.

3.1(i)	Articles of Amendment, filed with the State Department of Assessments and Taxation of Maryland on July 16, 2002, increasing authorized shares of Common Stock of the Registrant (incorporated by reference to exhibit 10 of the Registrant’s Form 8-A/A, Amendment No. 2, filed July 30, 2002).

3.1(j)	Resolution to Change Principal Officer or Resident Agent, filed with the State Department of Assessments and Taxation of Maryland on September 10, 2002 (incorporated by reference to exhibit 3.1(j) of the Registrant’s Form 10-K for the year ended December 31, 2002).

3.1(k)	Articles Supplementary designating 9.375% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, filed with the State Department of Assessments and Taxation of Maryland on May 26, 2004 (incorporated by reference to Exhibit 3.8 of the Registrant’s Form 8-A/A, Amendment No. 1, filed with the Securities and Exchange Commission on June 30, 2004).

3.1(l)	Articles of Amendment, filed with the State Department of Assessments and Taxation of Maryland on June 22, 2004, amending and restating Article VII of the Registrant’s Charter (incorporated by reference to Exhibit 7 of the Registrant’s Form 8-A/A filed with the Securities and Exchange Commission on June 30, 2004).

3.1(m)	Articles Supplementary designating the Company’s 9.125% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, filed with the State Department of Assessments and Taxation of Maryland on November 18, 2004 (incorporated by reference to Exhibit 3.10 of the Registrant’s Form 8-A filed with the Securities and Exchange Commission on November 19, 2004).

3.2	Bylaws of the Registrant, as amended and restated (incorporated by reference to the corresponding exhibit number of the Registrant’s Quarterly Report on Form 10-Q for the period ending March 31, 1998).

3.2(a)	Amendment to Bylaws of the Registrant (incorporated by reference to Exhibit 3.2(a) of the Registrant’s Registration Statement on Form S-3 (File No. 333-111517) filed with the Securities and Exchange Commission on December 23, 2003).

3.2(b)	Second Amendment to Bylaws of the Registrant (incorporated by reference to Exhibit 3.2(b) of the Registrant’s Form 8-A, filed with the Securities and Exchange Commission on April 1, 2005).

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement of Form S-11 as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

4.2	Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to exhibit 4.2 of the Registrant’s Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on October 14, 1998).

4.2(a)	Amendment No. 1 to Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to Exhibit 4.1(a) of the Registrant’s Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 23, 1998).

4.3	Specimen Certificate representing the 9.375% Series B Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-A, filed with the Securities and Exchange Commission May 27, 2004).

4.4	Specimen Certificate representing the 9.125% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-A, filed with the Securities and Exchange Commission November 19, 2004).

4.5*	Form of Senior Indenture.

4.6*	Form of Subordinated Indenture.

4.7	The form of any Senior Note with respect to each particular series of Senior Notes issued hereunder will be filed as an exhibit to a current Report of the Registrant on Form 8-K and incorporated by reference herein.
4.8	The form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder will be filed as an exhibit to a current Report of the Registrant on Form 8-K and incorporated by reference herein.

4.9	The form of any articles supplementary with respect to any preferred stock issued hereunder will be filed as an exhibit to a current Report of the Registrant on Form 8-K and incorporated by reference herein.

4.10	The form of any Warrant Agreement with respect to any warrant served hereunder will be filed as an exhibit to a current Report of the Registrant on Form 8-K and incorporated by reference herein.

4.11	The form of any warrant with respect to each series of warrants will be filed as an exhibit to a current Report of the Registrant on Form 8-K and incorporated by reference herein.

5.1*	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.

8.1*	Opinion of McKee Nelson LLP as to tax matters.

12.1	Computation of Ratio of Earnings to Fixed Charges and Preference Dividends.

23.1	Consent of KPMG LLP.

23.2*	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).

23.3*	Consent of McKee Nelson LLP (contained in Exhibit 8.1).

24.1*	Power of Attorney (included on signature page).

25.1	The form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1934 will be filed as an exhibit to a current report of the Registrant on Form 8-K and incorporated by reference herein.

*	Previously filed.